                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       AMERICA WEST HOLDINGS CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

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2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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

[America West Holdings Letterhead]

                                 April 30, 1999

To Our Stockholders:

       On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of America West Holdings Corporation to be held at The Regency at 540 Park Avenue, New York, New York 10021, on Thursday May 20, 1999 at 8:30 a.m. (Eastern Daylight Time). A notice of the meeting, proxy statement and form of proxy are enclosed with this letter.

       We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the Annual Meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting.

       If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                           Sincerely,
                                           /s/ William A. Franke
                                           William A. Franke
                                           Chairman of the Board, President
                                           and Chief Executive Officer

                       AMERICA WEST HOLDINGS CORPORATION

                          111 West Rio Salado Parkway
                              Tempe, Arizona 85281

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999

TO THE STOCKHOLDERS OF AMERICA WEST HOLDINGS CORPORATION:

       The Annual Meeting of Stockholders of America West Holdings Corporation, a Delaware corporation, will be held at The Regency at 540 Park Avenue, New York, New York 10021 on Thursday, May 20, 1999 at 8:30 a.m. (Eastern Daylight
Time) for the following purposes:

       1. To elect five directors, one to hold office until the annual stockholders' meeting in 2000, and four to hold office until the annual stockholders' meeting in 2002.

       2. To approve an amendment to the America West 1994 Incentive Equity Plan (the "Incentive Plan") to increase the aggregate number of shares of the company's Class B Common Stock authorized for issuance under the Incentive Plan by 1.5 million shares.

       The Board of Directors recommends a vote FOR each of the nominated directors and FOR the proposed amendment to the Incentive Plan.

       The Board of Directors knows of no other matters that will be presented at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote on those matters using their best judgment.

       You must have been a stockholder of record at the close of business on March 26, 1999 to vote at the meeting. If you do not expect to attend the meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the meeting. If you want to vote at the meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership as of March 26, 1999 from the intermediary.

                                       By Order of the Board of Directors
                                       /s/ Patricia Penwell
                                       Patricia A. Penwell
                                       Corporate Secretary

Tempe, Arizona
April 30, 1999

                       AMERICA WEST HOLDINGS CORPORATION
                          111 West Rio Salado Parkway
                              Tempe, Arizona 85281

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999

     INTRODUCTION
               This proxy is solicited on behalf of the Board of Directors of America West Holdings Corporation ("Holdings" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday May 20, 1999, at 8:30 a.m. (Eastern Daylight Time) at The Regency at 540 Park Avenue, New York, New York 10021, or at any adjournment thereof (the "Annual Meeting").

               "AWA" and "TLC" refer to America West Airlines, Inc. and The Leisure Company, respectively, both of which are wholly-owned subsidiaries of the Company.

TABLE OF     Item                                                          Page Number
CONTENTS     ----                                                          -----------
             Proposal 1: Election of Directors                                   2

             Proposal 2: Amendment to America West 1994 Incentive Equity
                         Plan                                                    6

             Information Concerning Solicitation and Voting                      8

             Information About the Company's Board of Directors                 10

             Security Ownership of Certain Beneficial Owners and
             Management                                                         13

             Executive Compensation                                             16

             Performance Graphs                                                 20

             Report of the Compensation Committee of the Board of
             Directors                                                          21

             Employment Agreement                                               25

             Certain Transactions                                               27

             Appendix A                                                        A-1

                                       1.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

      ELECTION OF
        DIRECTORS
               The nominees for election as directors are listed below. The Board of Directors currently consists of 10 members. If each of the nominees for election as directors is elected, the Board will consist of 11 members and will be divided among three classes as follows: four in Class I (term expiring in 2002), three in Class II (term expiring in 2000) and four in Class III (term expiring in 2001). The Class I nominees will serve until the Annual Meeting in 2002 (and until their successors are elected and qualify) and the Class II nominee will serve until the Annual Meeting in 2000 (and until his successor is elected and qualifies). Unless you tell us on your proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, we may vote such proxies for the election of a substitute nominee designated by the Board of Directors. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      NOMINEES A nominee must receive a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will therefore have no effect on the election of directors.

                                   THE BOARD OF DIRECTORS RECOMMENDS
                                A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                           NOMINEE,
                        CLASS AND 1998                        PRINCIPAL OCCUPATION,
                           COMMITTEE                           BUSINESS EXPERIENCE,                     DIRECTOR
                            SERVICE                       OTHER DIRECTORSHIPS HELD, AGE                  SINCE
                            -------                       -----------------------------                  -----
                    JOHN F. TIERNEY         Mr. Tierney is Managing Director of Castletown Financial      1993
                    (Class I)               Services, an investment and consulting firm. He was
                    (Audit                  Assistant Chief Executive and Finance Director of GPA
                    Committee)              Group plc (since renamed AerFi Group plc), from 1993 until
                                            1997. Mr. Tierney is Chairman of Datalex Communications
                                            Limited and FM Systems Limited and also serves as a
                                            director of Caterpillar International Bank, Apax Capital
                                            Limited and NS Financial Services (Holdings) Limited. Age
                                            53.

                    ROBERT J. MILLER        Mr. Miller served as governor of the State of Nevada from      --
                    (Class I)               1989 until January 1999. He is currently a Senior Partner
                                            at the Nevada law firm of Jones Vargas. Mr. Miller
                                            currently serves as a director of the Newmont Mining
                                            Corporation, Paging Network, Inc. (PageNet) and Zenith
                                            National Insurance Corp. He is also a director of the
                                            American Cancer Society Foundation, a member of the Las
                                            Vegas Chamber of Commerce Board of Trustees and serves on
                                            the U.S. Secretary of Energy Advisory Board. Age 54.

                                       2.

                           NOMINEE,
                        CLASS AND 1998                        PRINCIPAL OCCUPATION,
                           COMMITTEE                           BUSINESS EXPERIENCE,                     DIRECTOR
                            SERVICE                       OTHER DIRECTORSHIPS HELD, AGE                  SINCE
                            -------                       -----------------------------                  -----
                    W. DOUGLAS PARKER       Mr. Parker is Executive Vice President of the Company and     1999
                    (Class I)               Executive Vice President, Corporate Group of AWA. From
                                            1991 to June 1995, Mr. Parker worked at Northwest
                                            Airlines, most recently as Vice President-Assistant
                                            Treasurer and Vice-President Financial Planning and
                                            Analysis. Mr. Parker joined the Company as Senior Vice
                                            President and Chief Financial Officer in June 1995. In
                                            September 1997, Mr. Parker's duties were expanded to
                                            include responsibility for AWA's planning, scheduling and
                                            revenue management. He was elected to his present
                                            positions in April 1999 and oversees all of AWA's finance, scheduling and revenue management, sales and marketing,
                                            informational systems and corporate and legal affairs. Age
                                            37.

                    JEFFREY A. SHAW         Mr. Shaw is a Managing Director of Texas Pacific Group, an     --
                    (Class I)               investment firm, having joined at its inception in 1993.
                                            From 1990 to 1993, Mr. Shaw was a principal of Acadia
                                            Partners/ Oak Hill Partners, an affiliate of Keystone,
                                            Inc. (formerly the Robert M. Bass Group). Mr. Shaw
                                            currently serves as a director of Ducati S.p.A, Ducati
                                            North America, Inc., Del Monte Foods Company, Favorite
                                            Brands International, Inc., and Ryanair Holdings plc. Age
                                            34.

                    GILBERT D. MOOK         Mr. Mook is Executive Vice President and Chief Operating      1999
                    (Class II)              Officer of AWA. From 1983 through 1998, Mr. Mook was
                                            employed with Federal Express Corporation, where he served as Senior Vice President - Air Operations Division from
                                            1996 to 1998. Age 56.

     CONTINUING
        DIRECTORS
               The six directors whose terms will continue after the Annual Meeting and will expire at the 2000 Annual Meeting (Class II) or the 2001 Annual Meeting (Class III) are listed below.

                           DIRECTOR,
                        CLASS AND 1998                        PRINCIPAL OCCUPATION,
                           COMMITTEE                           BUSINESS EXPERIENCE,                     DIRECTOR
                            SERVICE                       OTHER DIRECTORSHIPS HELD, AGE                  SINCE
                            -------                       -----------------------------                  -----
                    JOHN L. GOOLSBY         Mr. Goolsby is a private investor. Until retiring in 1998,    1994
                    (Class II)              he served as the President and Chief Executive Officer of
                    (Audit Committee        The Howard Hughes Corporation, a subsidiary of The Rouse
                    and Special             Company. Mr. Goolsby serves as a director of Nevada Power
                    Committee)              Company. Age 57.

                    RICHARD P. SCHIFTER     Mr. Schifter has been a Managing Director of Texas Pacific    1994
                    (Class II)              Group since July 1994. Mr. Schifter also is a Managing
                    (Compensation           Partner of Newbridge Latin America Fund, L.P., a private
                    Committee)              equity fund. Mr. Schifter serves as a director of TPG
                                            Communications, Inc., Mtel Latin America, Inc.,
                                            Controladora Milano, S.A. de C.V., Ryanair Holdings,
                                            L.L.C., Alpargatas S.A.I.C., Productora de Papel, S.A. de
                                            C.V., and Bristol Group. Age 46.

                                       3.

                           DIRECTOR,
                        CLASS AND 1998                        PRINCIPAL OCCUPATION,
                           COMMITTEE                           BUSINESS EXPERIENCE,                     DIRECTOR
                            SERVICE                       OTHER DIRECTORSHIPS HELD, AGE                  SINCE
                            -------                       -----------------------------                  -----
                    WILLIAM A. FRANKE       Mr. Franke is Chairman of the Board, President and Chief      1992
                    (Class III)             Executive Officer of the Company and of AWA. Mr. Franke
                    (Executive              has served as Chairman of the Board of AWA since September
                    Committee)              1992 and as Chairman of the Board and Chief Executive
                                            Officer of the Company since its formation in December
                                            1996. Mr. Franke served as AWA's Chief Executive Officer
                                            from January 1994 to February 1997 and as AWA's President
                                            from May 1996 to February 1997. In April 1999, Mr. Franke
                                            was elected as President of the Company and as Chief
                                            Executive Officer and President of AWA. In addition to his responsibilities at the Company, Mr. Franke serves as
                                            President of Franke & Company, Inc., a financial services
                                            company he has owned since May 1987, and also is a
                                            Managing Partner of Newbridge. Mr. Franke serves as a
                                            director of Phelps Dodge Corp., Central Newspapers Inc.,
                                            the Air Transport Association of America, Beringer Wine
                                            Estates, Inc., Mtel Latin America, Inc., AerFi Group plc
                                            and Alpargatas S.A.I.C. Age 62.

                    WALTER T. KLENZ         Mr. Klenz has been President and Chief Executive Officer      1998
                    (Class III)             of Beringer Wine Estates, Inc. since November 1990 and was
                    (Compensation           named Chairman of the Board of Beringer in August 1997.
                    Committee)              Mr. Klenz joined Beringer in 1976 and served as marketing
                                            director and Senior Vice President of finance/operations
                                            before being elected to his present positions. He is past
                                            Chairman of the California Wine Institute and past
                                            President of the Napa Valley Vintners Association. Age 53.

                    RICHARD C.              Mr. Kraemer is president of Chartwell Capital, Inc., a        1992
                    KRAEMER                 private investment company. He served as Chief Executive
                    (Class III)             Officer and President of UDC Homes, Inc., a Phoenix-based
                    (Compensation           homebuilding company ("UDC"), from October 1994 until
                    Committee and           March 1996. Mr. Kraemer was President and Chief Operating
                    Special                 Officer of UDC from 1985 until October 1994. He was also
                    Committee)              director of UDC from 1980 until March 1996. UDC filed for
                                            protection under Chapter 11 of the U.S. Bankruptcy Code in
                                            May 1995. The plan for the reorganization of UDC was
                                            confirmed by the bankruptcy court on October 3, 1995 and
                                            consummated on November 14, 1995. Age 55.

                    DENISE M. O'LEARY       Ms. O'Leary has been a private investor of capital in         1998
                    (Class III)             early stage companies since 1996. From 1983 until 1996,
                    (Audit                  she worked at Menlo Ventures, a venture capital firm,
                    Committee)              first as an associate and then as a general partner. Ms.
                                            O'Leary presently serves as a director of ALZA Corporation and Del Monte Foods Company. Additionally, she is a member of the Board of Trustees of Stanford University and a
                                            member of the Board of Directors and Executive Committee
                                            of UCSF Stanford Health Care. Age 41.

                                       4.

      DEPARTING
        DIRECTORS
               Frederick W. Bradley, a Class I director in 1998, is retiring from the Company's Board of Directors effective upon the election of directors at the Annual Meeting. Mr. Bradley has served on the Company's Board of Directors since 1992. Mr. Bradley served as a member of the Compensation Committee, Executive Committee and Special Committee in 1998. James G. Coulter, a Class I director in 1998 and a director since 1994, resigned from the Board of Directors in 1999. Mr. Coulter served on the Executive Committee in 1998. Richard R. Goodmanson, a Class II director in 1998, resigned from the Board of Directors in April 1999.

                                       5.

                                   PROPOSAL 2

      APPROVAL OF AMENDMENT TO THE AMERICA WEST 1994 INCENTIVE EQUITY PLAN

 AMENDMENT OF
   THE INCENTIVE
             PLAN
               The Board of Directors recommends approval of an amendment to the America West 1994 Incentive Equity Plan (the "Incentive Plan"). The Incentive Plan is a long-term compensation plan under which executives and other key employees may be awarded stock options, restricted stock and other stock based compensation. There currently remain approximately one million shares available for awards under the Incentive Plan. If this Proposal is approved by the stockholders, the sum of the unexercised options granted plus those shares available for future awards ("Incentive Plan Shares") will total approximately 7.7 million or approximately
               19.8 percent of the shares of common stock outstanding as of March 31, 1999.

               As explained below, the Company continues to pursue an active share repurchase program. Continued purchasing of outstanding Class B common stock under that program will result in the reduction of the total number of shares outstanding and, therefore, an increase in the percentage of common stock outstanding represented by the 7.7 million Incentive Plan Shares.

               THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A
                                     VOTE FOR PROPOSAL 2.

               As explained in more detail in the "Report of the Compensation Committee of the Board of Directors on Executive Compensation" beginning on page 21 of this proxy statement, the Company's strategy for key employees is designed to reduce the emphasis on fixed and cash compensation by positioning base salaries and annual incentive bonuses below industry average levels. Greater emphasis is placed on stock-based compensation as a means of attracting, compensating and retaining key employees. The Incentive Plan, which is the Company's stock based compensation program, is designed to compensate participants in a way that provides a long term incentive for future performance, thus closely linking the interests of those executives with the long term interests of the Company's stockholders.

               The continuing availability of the Incentive Plan is critical to that strategy. The share allotment remaining available for grant under the Incentive Plan may be exhausted prior to the Company's Annual Meeting in 2000. In order to continue to utilize the Incentive Plan for stock-based compensation, the number of available shares must be increased.

               The Board of Directors believes that 1.5 million additional shares are needed for awards under the Incentive Plan to allow the Company to continue to pursue its compensation strategy and to have the flexibility to provide appropriate incentive awards to key employees over the next two to three years. In determining the appropriate increase and the number of shares available, the Board considered a variety of factors including:

                    - The Company's compensation strategy and philosophy, which relies on stock-based compensation and reduces emphasis on fixed salaries and annual bonuses.
                    - The need to continue to provide attractive and competitive compensation packages to continue to attract and retain high quality and results-oriented key employees.

                                       6.

                    - The Board of Directors' action in late 1998 to broaden the coverage of the Incentive Plan from the Company's 75 most senior employees to an employee group of approximately 125.
                    - At approximately 19.8 percent of shares outstanding, the allocation of shares to the Incentive Plan is consistent with allocations of shares to similar plans maintained by other major U.S. airlines.
                    - The shares covered by options granted under the Incentive
                      Plan will be subject to exercise over a period of years due to vesting requirements.

              The Board also considered the mitigation of the dilutive affect of allocations of shares to the Incentive Plan through the Company's share repurchase program. Since implementation of the share repurchase program in 1995 through March 31, 1999, the Company has repurchased more than 7.5 million shares of the Company's Class B common stock and more than 7 million of the Company's publicly traded warrants and thereby returned more than $190 million to its equity holders.

              The Board also considered that certain initiatives and practices that enhance shareholder value and link the interests of the Company's key executives with stockholder interests tend to inflate the percentage of Incentive Plan Shares outstanding. First, purchases under the Company's stock repurchase program have, over time, resulted in a significant reduction of the number of shares outstanding and, therefore, an increase in the percentage of shares outstanding represented by the absolute number of Incentive Plan Shares.

              Second, stock ownership requirements imposed on the Company's officers to assure that each maintains a significant equity stake in the Company (described in detail in the "Report of the Compensation Committee") result in fewer option exercises and, therefore, a larger percentage of Incentive Plan Shares. Moreover, the practice of certain of the Company's most senior officers, including the Chairman and Chief Executive Officer, to refrain from exercising vested stock options, while demonstrating loyalty to the stockholders, has also resulted in a larger percentage of Incentive Plan Shares. The extent to which senior officers have refrained from exercising vested stock options is described in "Stock Option Grants and Exercises" beginning on page 18 of this Proxy Statement. The Board of Directors believes that these factors should be considered when comparing the Company's proposed allocation of Incentive Plan Shares to allocations maintained by other companies and, in general, in considering this Proposal.

              The Company's compensation strategy and this Proposal were developed with the assistance of an independent nationally-recognized consulting firm. In determining the appropriate action to be recommended with respect to the Incentive Plan and this Proposal, the Board of Directors has considered the advice of that firm, including information concerning the practices of other major airlines with respect to stock-based compensation.

              THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND URGES YOU TO VOTE FOR THE PROPOSED AMENDMENT TO THE INCENTIVE PLAN.

              A summary included in Appendix A describes the principal features of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, as amended. A copy of the Incentive Plan will be provided at no charge upon request made to Patricia A. Penwell, Corporate Secretary, America West Holdings Corporation, 111 West Rio Salado Parkway, Tempe, AZ 85281. Ms. Penwell's telephone number is 480-693-5839.

                                       7.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

 GENERAL
              This proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday May 20, 1999, at 8:30 a.m. (Eastern Daylight Time), or at any adjournment thereof. The Annual Meeting will be held at The Regency at 540 Park Avenue, New York, New York 10021. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 1999, to all stockholders entitled to vote at the Annual Meeting.

  RECORD DATE
              Only those persons that held shares of the Company's Common Stock on March 26, 1999 will be allowed to vote.

  VOTING RIGHTS
              The Company has two classes of Common Stock:

                    - Class A Common Stock is entitled to 50 votes per share
                    - Class B Common Stock is entitled to one vote per share

              The shares of Common Stock are the Company's only outstanding voting securities. The Class A Common Stock and Class B Common Stock vote together on all matters submitted to a vote of the stockholders.

  OUTSTANDING
         SHARES
              At the close of business on March 26, 1999, 1,100,000 shares of Class A Common Stock were outstanding and entitled to vote, and approximately 37,820,902 shares of Class B Common Stock were outstanding and entitled to vote. If all holders of the Company's Common Stock vote at the Annual Meeting, either in person or by proxy, the aggregate voting power will be 92,820,902 votes, which is the sum of:

                    - 37,820,902 votes for holders of Class B Common Stock, and
                    - 55,000,000 votes for holders of Class A Common Stock
                      (1,100,000 shares multiplied by 50 votes per share)

  QUORUM AND
      APPROVAL
 REQUIREMENTS
              A majority of the aggregate voting power, either in person or by proxy, is required for there to be a quorum at the Annual Meeting. A quorum is needed in order for any business to be transacted at the Annual Meeting. Any proxy that is properly completed will be counted for the purposes of determining if a quorum is present, even if the stockholder abstains from voting or an intermediary or broker who is entitled to vote for the beneficial owner abstains from voting (a "broker non-vote").

              The Proposal relating to the election of directors will require a plurality of the votes cast at the Annual Meeting. Therefore, any abstentions or broker non-votes will not affect the outcome of the election of directors. Any other matters to properly come before the meeting will require the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy. Therefore, abstentions will have the same effect as a vote against any other proposal. Broker non-votes will not count in determining whether a matter has been approved.

      VOTING OF
        PROXIES
              A proxy will be voted in the manner specified on the proxy, or if no manner is specified, it will be voted in favor of the election of directors. Any additional business to properly come before the meeting will be voted in accordance with the best judgment of the person voting the proxy.

 REVOCABILITY OF
        PROXIES
              Stockholders can revoke their proxies at any time before they are voted by notifying Patricia A. Penwell, Corporate Secretary of the Company, in writing, at the following address: America West Holdings Corporation, 111 West Rio Salado Parkway, Tempe, Arizona 85281. Stockholders can also revoke their proxies by submitting a subsequent proxy to the Corporate Secretary or by attending the Annual Meeting in person and notifying either inspector of elections.

                                       8.

 SOLICITATION OF
        PROXIES
              The Company will bear the entire cost of solicitation of proxies. The Company has retained The Altman Group, Inc. ("Altman Group") to assist in the solicitation of proxies for a fee estimated at $5,000 plus reimbursement of out-of-pocket expenses. Copies of solicitation materials will be sent to stockholders as well as to intermediaries, such as banks and brokers, that hold shares for the beneficial owners of the shares. Those intermediaries will then forward the solicitation materials to the beneficial owners. The Company may reimburse the intermediaries for the costs of forwarding solicitation materials to the beneficial owners. In addition to this solicitation by mail, employees and directors of the Company, or Altman Group may also solicit proxies over the telephone, by facsimile or in person. Employees and directors will not receive any additional compensation for doing so, but Altman Group will be paid a fee for such solicitation.

  INSPECTORS OF
       ELECTION
              All votes at the Annual Meeting will be counted by two inspectors of elections appointed by the Board of Directors: Michael R. Carreon, Vice President and Controller of AWA, and Kathleen M. Doyle, Vice President and General Counsel of AWA. The inspectors of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   STOCKHOLDER
     PROPOSALS
              Under applicable proxy rules, proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders in 2000 must be received by the Company not later than December 31, 1999 in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company's Bylaws, in order for a proposal to be brought before an annual meeting by a stockholder, the stockholder must deliver proper notice to the Company not less than 60 days nor more than 90 days prior to the scheduled annual meeting. Stockholders are advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals.

 ANNUAL REPORT
 AND AVAILABLE
   INFORMATION
              The annual report to stockholders, including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. THE COMPANY WILL FURNISH A COPY WITHOUT CHARGE OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS BUT WITHOUT EXHIBITS, TO EACH PERSON WHOSE VOTE IS SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST TO PATRICIA PENWELL, CORPORATE SECRETARY, AMERICA WEST HOLDINGS CORPORATION, 111 WEST RIO SALADO PARKWAY, TEMPE, ARIZONA 85281. Upon request and payment of the Company's reasonable expense of furnishing the exhibit requested, the Company will furnish any exhibit to the Form 10-K to any person whose vote is solicited by this Proxy Statement.

                                       9.

               INFORMATION ABOUT THE COMPANY'S BOARD OF DIRECTORS

 BOARD PURPOSE
 AND STRUCTUREThe Board of Directors establishes the broad policies of the
              Company and is responsible for the overall performance of the Company. The Board of Directors currently consists of 10 members. If each of the nominees for election as directors is elected, the Board will consist of 11 members and will be divided among three classes as follows: four in Class I (term expiring in 2002), three in Class II (term expiring in 2000) and four in Class III (term expiring in 2001). Each member of the Board of Directors of the Company is also a member of the Board of Directors of AWA and Messrs. Franke, Klenz, Kraemer and Parker are members of the Board of Directors of TLC.

         BOARD
      MEETINGSDuring 1998, the Board held 9 meetings. Each incumbent director attended at least 75% of the meetings of the Board and of the committees on which such director served.

         BOARD
   COMMITTEES The Company has four standing committees: a Compensation/Human
              Resources Committee (the "Compensation Committee"), the Audit Committee, the Executive Committee and the Special Committee. The Company does not have a standing nominating committee. Upon the election of directors at the Annual Meeting, the Board will nominate members to serve on the Company's committees until the annual meeting in 2000.

              THE COMPENSATION COMMITTEE is comprised of four non-employee directors, including Messrs. Kraemer (Chair), Klenz, Bradley and Schifter, and met seven times in 1998. The Compensation Committee reviews all aspects of compensation and promotion of officers of the Company and also reviews matters relating to employee compensation generally, including the America West 1994 Incentive Equity Plan (the "Incentive Plan").

              THE AUDIT COMMITTEE is comprised of three non-employee directors, including Messrs. Goolsby (Chair) and Tierney and Ms. O'Leary, and met five times in 1998. The Audit Committee recommends the Company's independent auditors, reviews the Company's financial statements and considers other matters relating to the financial affairs of the Company.

              THE EXECUTIVE COMMITTEE was comprised of two non-employee directors in 1998, including Messrs. Bradley and Coulter, and Mr. Franke (Chair). The Executive Committee, which met five times in 1998, has all of the powers of the Board of Directors in the management of the business of the Company between meetings of the full Board, subject to certain limitations.

              THE SPECIAL COMMITTEE is comprised of three non-employee directors, including Messrs. Bradley (Chair), Goolsby and Kraemer, and met five times in 1998. The Special Committee considers, when asked by senior management or the Board, potential acquisition or investment transactions outside the ordinary course of the Company's business. The Special Committee is not authorized to initiate or approve any transaction on behalf of the Company.

                                       10.

COMPENSATION
   COMMITTEE
  INTERLOCKS
              In 1998, the members of the Company's Compensation Committee were Messrs. Kraemer (Chair), Klenz, Bradley and Schifter. Mr. Franke, the Company's Chairman, President and Chief Executive Officer, and Mr. Schifter both serve as managing partners of Newbridge Latin America Fund, L.P., an investment fund. Mr. Franke and certain third parties control Newbridge. Mr. Franke serves as a member of the Compensation Committee of Beringer Wine Estates, Inc. Mr. Klenz is Chairman, President and Chief Executive Officer of Beringer and is a member of the Compensation Committee of the Company.

COMPENSATION
OF DIRECTORS
              Directors that are not salaried employees of the Company ("non-employee directors") receive the following annual compensation for their Board service:

                                   ANNUAL    $10,000.
                                RETAINER:

                               ATTENDANCE    $1,000 for each Board or Committee meeting attended.
                                    FEES:

                            OPTION GRANT:    A grant of options (made on the day after each Annual
                                             Meeting of stockholders) to purchase 3,000 shares of
                                             Class B Common Stock at the closing market price per
                                             share on the date of grant. These options are granted
                                             pursuant to the Incentive Plan. Such options vest in
                                             full six months after the date of grant. Ordinarily,
                                             such options expire ten years from the date of grant,
                                             but expire earlier if the individual ceases to be a
                                             director of the Company.

                               RESTRICTED    An automatic distribution (pursuant to the Incentive
                                   STOCK:    Plan) on December 31 of each year of a certain number of
                                             unrestricted shares of Class B Common Stock. The number
                                             of shares of unrestricted stock each non-employee
                                             director receives is determined by dividing $13,000 by
                                             the closing market price per share on December 31 of the
                                             preceding year. On December 31, 1998, each non-employee
                                             director was granted 698 shares of Class B Common Stock.

                         TRAVEL BENEFITS:    The Company's non-employee directors, their spouses and
                                             their dependent children are provided transportation on
                                             AWA and reimbursement for federal and state income taxes
                                             incurred thereon. In 1998, three current non-employee
                                             directors or their spouses or dependent children
                                             utilized these transportation benefits, resulting in an
                                             aggregate value to such non-employee directors of
                                             approximately $18,753 (including reimbursement of taxes
                                             incurred in connection with such travel). The three
                                             non-employee directors who received such travel
                                             benefits, and the aggregate amount of such benefits,
                                             were Mr. Kraemer ($11,277), Mr. Goolsby ($6,964) and Mr.
                                             Klenz ($512).

                                       11.

    ADDITIONAL BOARD       NEW DIRECTORS:    Any new non-employee director will automatically receive
            POLICIES                         on the date of initial election or appointment an option
                                             to purchase 3,000 shares of Class B Common Stock at the
                                             closing market price per share on the date of grant. The
                                             option grants are made pursuant to the Incentive Plan
                                             and the terms are the same as the terms of the annual
                                             option grants to non-employee directors, as described
                                             above.

                                    STOCK    To align the interests of non-employee directors with
                               OWNERSHIP:    the interests of stockholders, the Company established a
                                             stock ownership goal, attainable over a five-year
                                             period, of $115,000 for each non-employee director. For
                                             purposes of such goal, shares of Class B Common Stock
                                             owned by the non-employee directors are valued at the
                                             current market value and vested options are valued at
                                             50% of the exercise price.

                               RETIREMENT    The Board has adopted a mandatory retirement age of 72
                                  POLICY:    for all non-employee directors.

                                       12.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the ownership of the Company's Class A and Class B Common Stock as of February 28, 1999 (the "Most Recent Practicable Date") by: (i) all those known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

                                               CLASS A SHARES                      CLASS B SHARES              CLASS A AND B
                                             BENEFICIALLY OWNED                  BENEFICIALLY OWNED              COMBINED
                                          --------------------------------------------------------------       VOTING POWER
BENEFICIAL OWNER (1)                       NUMBER        PERCENTAGE          NUMBER           PERCENTAGE        PERCENTAGE
--------------------                      ----------------------------------------------------------------------------------
TPG Partners, L.P. ("TPG")(2)...........  941,431(3)      85.6%                 1,396(4)         *               50.7%
  201 Main Street, Suite 2420
  Fort Worth, TX 76102
Continental Airlines, Inc. .............  158,569(5)      14.4%                    --           --               8.5%
  2929 Allen Parkway
  Houston, TX 77019
Vanguard/Windsor Funds, Inc. ...........     --            --               4,476,100(6)       11.8%             4.8%
  Post Office Box 2600
  Valley Forge, PA 09482-2600
Wellington Management Company...........     --            --               4,447,800(7)       11.7%             4.8%
  75 State Street
  Boston, MA 02109
The Equitable Companies Incorporated....     --            --               3,958,996(8)       10.4%             4.3%
  1290 Avenue of the Americas
  New York, New York 10104
Capital Guardian Trust Company..........                                    2,255,000(9)       5.9%              2.4%
  11100 Santa Monica Boulevard,
  Suite 1500
  Los Angeles, CA 90025
William A. Franke.......................     --            --               1,237,401(10)      3.2%              1.3%
Richard R. Goodmanson...................     --            --                 406,667(11)      1.1%                *
W. Douglas Parker.......................     --            --                 175,667(12)        *                 *
John R. Garel...........................     --            --                 104,667(13)        *                 *
Stephen L. Johnson......................     --            --                 157,334(14)        *                 *
John L. Goolsby.........................     --            --                  26,517(15)        *                 *
Richard C. Kraemer......................     --            --                  26,517(15)        *                 *
Richard P. Schifter(17).................   941,341        85.6%                16,396(15)        *               50.7%
John F. Tierney.........................     --            --                  16,517(15)        *                 *
Walter T. Klenz.........................     --            --                   6,431(16)        *                 *
Denise M. O'Leary.......................     --            --                   6,431(16)        *                 *
Jeffrey A. Shaw(17)(18).................   941,341        85.6%                 1,396            *               50.7%
Robert J. Miller(19)....................     --            --                      --           --                --
Gilbert D. Mook(20).....................     --            --                      --           --                --
All executive officers and directors as
  a group (persons)(21).................   941,341        85.6%             2,385,214          6.3%              53.3%

* Less than 1%

 (1) Information with respect to each beneficial owner of 5% or more of a class of the Company's Common Stock is based on Schedules 13D or 13G filed by such beneficial owners with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting power and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,100,000 shares of Class A Common Stock outstanding as of February 28, 1999 and 37,911,729 shares of Class B Common Stock outstanding as of February 28, 1999. Pursuant to rules

                                       13.

          promulgated by the SEC, shares subject to options that are currently exercisable or exercisable within 60 days of the Most Recent Practicable Date are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) TPG is a Delaware limited partnership whose general partner is TPG GenPar, L.P., a Delaware limited partnership ("TPG GenPar"). The general partner of TPG GenPar is TPG Advisors, Inc., a Delaware corporation ("TPG Advisors"). The following individuals are executive officers and directors of TPG Advisors: James G. Coulter (director and vice president), Richard P. Schifter (Vice President) and Jeffrey A. Shaw (vice president). Mr. Coulter and Mr. Schifter are presently directors of the Company. Mr. Coulter is not standing for re-election at the Annual Meeting and Mr. Shaw is a nominee for the Board of Directors at the Annual Meeting. The general partner of each of TPG, TPG Parallel I, L.P., a Delaware limited partnership ("TPG Parallel"), and Air Partners II, L.P., a Texas limited partnership ("Air Partners II"; Air Partners II, TPG and TPG Parallel being hereinafter referred to as the "TPG Filing Parties"), is TPG GenPar.

 (3) Includes 780,473 shares owned by TPG, 78,644 shares owned by TPG Parallel and 82,314 shares owned by Air Partners II. Excludes 158,569 shares held by Continental Airlines, Inc. ("Continental"). Certain affiliates of the TPG Filing Parties are also affiliated with Continental. As a result of such relationships, the TPG Filing Parties and Continental may comprise a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each may be deemed to beneficially own the securities of the Company owned by the others under Rule 13d-3 of the Exchange Act.

 (4) Includes 698 shares of Class B Common Stock that were initially granted to each of Mr. Schifter and Mr. Coulter on December 31, 1998 as non-employee directors that were subsequently transferred to TPG GenPar. Excludes 15,000 shares of Class B Common Stock underlying stock options held by Mr. Schifter.

 (5)      Excludes 941,431 shares held by the TPG Filing Parties. See footnote
          (3) above regarding group beneficial ownership of securities of the Company.

 (6)      Vanguard/Windsor Funds, Inc. is an investment company registered under
          Section 8 of the Investment Company Act.

 (7) Includes shares owned by numerous investment advisory clients of Wellington Trust Company, NA, a wholly owned subsidiary of Wellington Management Company, LLP ("Wellington"). Wellington, in its capacity as investment advisor, may be deemed to beneficially own such shares.

 (8) The Equitable Companies Incorporated ("Equitable") is the parent holding company of various subsidiaries (the "Equitable Subsidiaries") that directly own the securities listed in the table above (the "Equitable Securities"). Although each of the Equitable Subsidiaries operates under independent management and makes independent voting and investment decisions, Equitable is deemed to beneficially own the Equitable Securities under Rule 13d-3 of the Exchange Act. AXA (formerly AXA-UAP) is the parent holding company of Equitable. AXA Conseil Vie Assurance Mutuelle (formerly Alpha Assurances Vie Mutuelle), AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively, "Mutuelles AXA") act, as a group, as a parent holding company with respect to the holdings of AXA. Each of the Mutuelles AXA and AXA are deemed to beneficially own the Equitable Securities under Rule 13d-3 of the Exchange Act, although each of the Mutuelles AXA and AXA disclaim such beneficial ownership of the Equitable Securities pursuant to Rule 13d-4 of the Exchange Act.

 (9) Includes shares owned by various institutional accounts (primarily pension funds) managed by Capital Guardian Trust Company ("Capital"). Capital, in its capacity as investment manager, may be deemed to beneficially own such shares. Capital disclaims beneficial ownership of such shares pursuant to Rule 13d-4 of the Exchange Act.

 (10) Excludes 375,933 shares (including 100,000 unvested options that were granted to Mr. Franke on January 15, 1999) underlying stock options that are not exercisable within 60 days of the Most Recent Practicable Date.

 (11) Excludes 103,333 shares underlying stock options that lapsed upon Mr. Goodmanson's resignation from the Company and its subsidiaries in April 1999.

                                       14.

 (12) Excludes 94,333 shares underlying stock options that are not exercisable within 60 days of the Most Recent Practicable Date. Also excludes 65,000 options granted to Mr. Parker on April 9, 1999 that are not exercisable within 60 days of the Most Recent Practicable Date.

 (13) Excludes 64,333 shares underlying stock options that are not exercisable within 60 days of the Most Recent Practicable Date.

 (14) Excludes 77,666 shares underlying stock options that are not exercisable within 60 days of the Most Recent Practicable Date.

 (15) Includes 15,000 shares of Class B Common Stock that may be acquired upon exercise of stock options. Except for Mr. Schifter, includes 698 shares of unrestricted stock allocated to each of the non-employee directors on December 31, 1998.

 (16) Includes 6,000 shares of Class B Common Stock that may be acquired upon exercise of stock options.

 (17) Includes shares of Class A Common Stock and Class B Common Stock beneficially owned by the TPG Filing Parties. In connection with the positions described in footnote (2) above for Messrs. Schifter and Shaw, they may be deemed to beneficially own such shares. Messrs. Schifter and Shaw disclaim beneficial ownership of such shares pursuant to Rule 13d-4 of the Exchange Act.

 (18) Excludes 3,000 shares that the Board of Directors will grant to Mr. Shaw if he is elected to the Board that will not be exercisable within 60 days of the Most Recent Practicable Date.

 (19) Excludes 3,000 shares that the Board of Directors will grant to Mr. Miller if he is elected to the Board that will not be exercisable within 60 days of the Most Recent Practicable Date.

 (20) Excludes 150,000 shares underlying stock options granted to Mr. Mook on April 9, 1999 that are not exercisable within 60 days of the Most Recent Practicable Date.

 (21)    See footnotes (1) through (20) above, as applicable.

                                       15.

                             EXECUTIVE COMPENSATION

 COMPENSATION
    OF EXECUTIVE
         OFFICERS
               The Company has two subsidiaries which together employ all the Company's employees and conduct substantially all the Company's operations: America West Airlines, Inc. ("AWA") and The Leisure Company ("TLC"). The following table shows, for the years 1996, 1997 and 1998, the compensation awarded to (i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers among the Company, AWA and TLC (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                            Annual Compensation              Long-Term Compensation
                                  ---------------------------------------   -------------------------
                                                                                     Awards
                                                                            -------------------------
                                                                                           Securities
                                                                            Restricted     Underlying
   Name and Principal                                     Other Annual        Stock         Options/      All Other
        Position           Year    Salary     Bonus      Compensation(6)      Awards          SARs       Compensation
   ------------------      ----   --------   --------   -----------------   ----------     ----------   --------------

William A. Franke(1)       1998   $208,333   $250,000        $90,220        $1,567,875(7)   350,000         $16,758(9)
Chairman, President
and Chief Executive        1997   $375,000      --           $87,350            --            --            $16,542
Officer of Holdings;
Chairman, President        1996   $500,000      --           $84,504        $1,849,500(7)    71,000          $8,465
and Chief Executive
Officer of AWA;
Chairman of TLC

Richard Goodmanson(2)      1998   $516,667   $340,550        --                 --          110,000         $38,189(10)
Former President of
Holdings and Former        1997   $500,000    $75,000        --                 --            --           $233,951
President and Chief
Executive Officer of       1996   $216,667      --           --               $981,250(8)   350,000        $175,807
AWA

W. Douglas Parker(3)       1998   $264,583   $156,792        --                 --           70,000            $629(11)
Executive Vice President
of Holdings; Executive     1997   $233,333    $40,000        --                 --            --               $600
Vice President,
Corporate Group of AWA     1996   $211,667      --           --                 --           85,000         $95,940

John R. Garel(4)           1998   $240,875   $135,863        --                 --           35,000         $21,085(12)
President and Chief
Executive Officer of TLC   1997   $226,317    $35,000        --                 --            --            $11,424
                           1996   $216,667      --           --                 --           85,000          $1,050

Stephen L. Johnson(5)      1998   $220,375   $129,379        --                 --           50,000          $5,429(13)
Senior Vice President of
Holdings and Senior        1997   $208,750    $37,500        --                 --            --             $5,350
Vice President
and Chief Administrative   1996   $175,075      --           --                 --           85,000            $525
Officer of AWA

 (1) Prior to February 1997, Mr. Franke served as Chief Executive Officer and President of AWA and as President of Holdings. From February 1997 to April 1999, Mr. Franke served as Chairman and Chief Executive Officer of Holdings and as Chairman of AWA. In April 1999, Mr. Franke was elected to the additional offices of President of Holdings and President and Chief Executive Officer of AWA.

                                       16.

 (2) Mr. Goodmanson joined the Company in June 1996. On February 4, 1997, Mr. Goodmanson was elected Chief Executive Officer and President of AWA and President of Holdings. Mr. Goodmanson resigned from his positions at the Company and its subsidiaries in April 1999.

 (3) Mr. Parker joined the Company as Senior Vice President and Chief Financial Officer in June 1995. In September 1997, Mr. Parker's duties were expanded to include responsibility for AWA's planning, scheduling and revenue management. Mr. Parker was elected to his present positions in April 1999.

 (4)     Mr. Garel joined the Company in April 1995 as Senior Vice
         President - Marketing and Sales and served in that capacity until July 1996, at which time he was elected as President and Chief Executive Officer of TLC.

 (5)     Mr. Johnson joined the Company in February 1995 as Vice
         President - Legal Affairs. In December 1995, he was appointed Senior Vice President - Legal Affairs and was elected Senior Vice
         President - Corporate Affairs in December 1997. He was elected to his present positions in April 1999.

 (6) For 1998, of the listed officers, only Mr. Franke received perquisites or other personal benefits in an aggregate amount in excess of the lesser of $50,000 or 10% of his annual salary. In 1998, Mr. Franke's other compensation included a premium paid by the Company for whole life insurance of $80,620 and an automobile allowance of $9,600. In 1998, each of the Named Executive Officers also received an automobile allowance of $9,600 per the Company's policy for executive perquisites. The Company also provides up to $15,000 in positive space pleasure travel benefits each year to the Named Executive Officers.

 (7) Reflects restricted grants made pursuant to the Incentive Plan of 113,000 shares in September 1998 and 108,000 shares in January 1996. As of December 31, 1998, Mr. Franke held a total of 262,334 shares of restricted stock, which were granted pursuant to Mr. Franke's employment agreements. The aggregate market value of Mr. Franke's restricted stock holdings on December 31, 1998 was $4,459,678.

 (8) As of December 31, 1998, Mr. Goodmanson held a total of 50,000 shares of restricted stock, granted pursuant to the Incentive Plan in May 1996. The aggregate market value of Mr. Goodmanson's restricted stock holdings on December 31, 1998 was $850,000.

 (9) Reflects premium paid by the Company for term life insurance for Mr. Franke of $11,958 and matching contributions made by the Company under its 401(k) plan of $4,800.

 (10) Reflects premium paid by the Company for term life insurance for Mr. Goodmanson of $629. Also reflects benefits under a split dollar life insurance policy for Mr. Goodmanson. In 1998, the premium paid for the term portion under that policy was $1,215 and the value of benefits accrued during 1998 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $31,545. Additionally, includes matching contributions made by the Company under its 401(k) plan of $4,800.

 (11) Reflects premium paid by the Company for term life insurance for Mr. Parker of $629.

 (12) Reflects premium paid by the Company for term life insurance for Mr. Garel of $629. Also reflects benefits under a split dollar life insurance policy for Mr. Garel. In 1998, the premium paid for the term portion under that policy was $618 and the value of benefits accrued during 1998 with respect to the whole life component of the coverage, calculated on an actuarial basis, was approximately $15,038. Additionally, the figure includes matching contributions made by the Company under its 401(k) plan of $4,800. Does not include $1,201,721.25 that was realized upon exercise of options in 1998.

 (13) Reflects premium paid by the Company for term life insurance for Mr. Johnson of $629 and matching contributions made by the Company under its 401(k) plan of $4,800.

                                       17.

 STOCK OPTION
   GRANTS AND
    EXERCISES
              The Company grants options to its executive officers under the America West 1994 Incentive Equity Plan (the "Incentive Plan"). As of February 28, 1999, options to purchase a total of 4,977,500 shares of the Company's Class B Common Stock were held by all participants under the Incentive Plan and options to purchase 1,202,449 remained available for grant. In 1998, the Compensation Committee adopted a policy of considering annual grants of stock options in December. As a result, there were two grants of stock options made to employees in 1998 for an aggregate of 1,867,000 shares. Under the new policy, the Compensation Committee will not consider annual grants again until December 1999.

              The following table shows certain information regarding each grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998:

                             NUMBER OF                                               POTENTIAL REALIZABLE VALUE
                             SECURITIES    % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                             UNDERLYING     OPTIONS      EXERCISE                          OF STOCK PRICE
                              OPTIONS      GRANTED IN    PRICE PER    EXPIRATION            APPRECIATION
           NAME              GRANTED(1)       1998         SHARE         DATE              FOR OPTION TERM
           ----              ----------    ----------    ---------    ----------    -----------------------------
                                                                                        5%                10%
                                                                                    -----------------------------
William A. Franke(2).......   350,000        18.75%       $24.19        2/17/08     $1,232,875         $6,944,875
Richard R. Goodmanson......   110,000         5.89         24.88         3/2/08        311,850          2,107,050
W. Douglas Parker(3).......    35,000         1.87         24.88         3/2/08         99,225            670,425
                               35,000         1.87         13.44       12/15/08        499,538          1,070,738
John R. Garel..............    20,000         1.07         24.88         3/2/08         56,700            383,100
                               15,000         0.80         13.44       12/15/08        214,088            458,888
Stephen L. Johnson.........    25,000         1.34         24.88         3/2/08         70,875            478,875
                               25,000         1.34         13.44       12/15/08        356,813            764,813

(1) Each of Messrs. Parker, Garel and Johnson received two grants of stock options in 1998.
(2) Excludes 150,000 shares underlying options that were granted to Mr. Franke on January 15, 1999.
(3) Excludes 65,000 shares underlying options that were granted to Mr. Parker on April 9, 1999.

       OPTION
EXERCISES AND
     YEAR END
OPTION VALUES The following table shows certain information regarding option exercises and the number and value of unexercised options at December 31, 1998:

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                             SHARES                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            ACQUIRED                      AT YEAR END 1998               AT YEAR END(1)
                               ON         VALUE      ---------------------------   ---------------------------
           NAME             EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------   -----------   -----------   -------------   -----------   -------------
William A. Franke.........                             683,400        392,600      $3,764,500      $213,000
Richard R. Goodmanson.....                             206,666        253,334         200,000       300,000
W. Douglas Parker.........                             155,666        114,334         870,625       304,688
John R. Garel.............   66,000    $1,201,721       89,666         79,334         400,500       233,437
Stephen L. Johnson........                             140,666         94,334         429,375       269,063

(1) Based on the value obtained by subtracting the option exercise prices from the closing sales price of the Class B Common Stock on the New York Stock Exchange on December 31, 1998 ($17.00 per share).
(2) The value realized represents the difference between the fair market value of the Company's Class B Common Stock on the date of exercise and the exercise price.

                                       18.

 SECTION 16(a)
     BENEFICIAL
    OWNERSHIP
     REPORTING
  COMPLIANCE  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all
              Section 16(a) forms they file.

              To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all of its officers, directors and greater than ten percent beneficial owners complied with all such Section 16(a) filing requirements.

                                       19.

                               PERFORMANCE GRAPHS

       The following performance graphs compare the Company's cumulative total stockholder return on its Class B Common Stock with the cumulative total return of the S&P 500 Index and the S&P Airlines Index since, respectively:

       - August 26, 1994, the date on which the Company's Class B Common Stock was issued in connection with the Company's emergence from bankruptcy and the commencement of trading on the New York Stock Exchange

       -       December 30, 1994.

       These performance graphs shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Monthly Comparison of Cum Total Stkhldrs Returns

                                                        AM. WEST                 S&P AIRLINES**                 S&P 500**
                                                        --------                 --------------                 ---------
'8/26/94'                                                100.00                      100.00                      100.00
'12/31/94'                                                52.90                       83.50                       96.90
'12/29/95'                                               112.40                      121.90                      130.00
'12/31/96'                                               105.00                      133.50                      156.30
'12/31/97'                                               123.10                      224.40                      204.80
'12/31/98'                                               112.40                      217.03                      259.44
'3/31/99'                                                126.03                      250.62                      271.50

Monthly Comparison of Cum Total Stkhldrs Returns

                                                        AM. WEST                 S&P AIRLINES**                 S&P 500**
                                                        --------                 --------------                 ---------
'12/30/94'                                               100.00                      100.00                      100.00
'12/29/95'                                               212.50                      143.27                      134.11
'12/31/96'                                               198.44                      160.49                      161.29
'12/31/97'                                               232.81                      268.56                      211.30
'12/31/98'                                               212.50                      259.61                      267.65
'3/31/99'                                                238.28                      299.79                      280.09

  * Assumes $100 invested on August 26, 1994 in each of the Class B Common Stock of the Company, the S&P Airlines Index and the S&P 500 Index (dividends reinvested).

 **   Prepared by Standard & Poor's Composite, a division of McGraw Hill.

*** Assumes $100 invested on December 30, 1994 in each of the Class B Common Stock of the Company, the S&P Airlines Index and the S&P 500 Index (dividends reinvested).

                                       20.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

 THE COMMITTEE
               The Compensation Committee (the "Committee") meets regularly throughout the year to review general compensation issues and also determines the compensation of all officers and reviews matters relating to employee compensation generally. The Company's compensation program for all executive officers, including the Named Executive Officers, is administered by the Committee.

               Annually, in consultation with an independent consultant, the Committee evaluates executive compensation to ensure consistency and program effectiveness. An independent consultant is retained from time to time to analyze the competitiveness of executive compensation at the Company relative to other major airlines and other selected public companies of comparable size. The Committee also periodically conducts a comprehensive review of the Company's compensation program.

               The Committee currently consists of three members, none of whom is a current or former employee or officer of the Company. One of the Committee members is affiliated with TPG, which is a principal stockholder of the Company.

  COMPENSATION
 PHILOSOPHY AND
       OBJECTIVES
               The principal objectives of the Company's executive compensation program are to maximize stockholder value over time by:

                   - attracting and retaining high quality, results-oriented executives
                   -   aligning interests of employees and stockholders through
                       stock-based compensation and annual performance bonuses
                   -   motivating executives to achieve strategic, operating and
                       financial goals consistent with stockholder interests
                   -   increasing the relative amount of compensation at risk as
                       management responsibilities increase
                   - providing a compensation package that recognizes both individual and corporate contributions

               The program is designed to be competitive with other major U.S. airlines and other companies having comparable revenues while placing more emphasis on incentive and performance-related compensation and less emphasis on fixed base salaries and employee benefits.

         GENERAL
               The Company's executive compensation program consists of:

                   -   Base salaries
                   -   Annual incentive bonuses
                   - The America West 1994 Incentive Equity Plan (the "Incentive Plan")

               The Incentive Plan is a long-term compensation plan under which executives and other key salaried employees may be awarded stock options, restricted stock and other stock-based compensation. Each element of the compensation program focuses on rewarding performance in a different way.

                                       21.

     BASE SALARY
               Base salaries are focused on rewarding individual performance and competence. Base salary adjustments are based on several factors, including:

                   - the employee's level of responsibility and job classification
                   -   general levels of market salary increases
                   - the Committee's evaluation of the performance of the individual over time

               The Company's strategy with respect to base salaries for its key salaried employees is (i) to avoid dramatic changes other than to make adjustments to reflect market movements and promotions, significant changes in responsibility and individual performance and (ii) to reduce the emphasis on fixed compensation by positioning base salaries below industry levels. For such purposes, the Committee gathers data from nationally recognized compensation surveys and proxy statements of certain airlines and other companies having comparable revenues.

 ANNUAL INCENTIVE
  COMPENSATION
               Executives and other key salaried employees can earn additional cash compensation under the Company's annual incentive bonus plan. Bonuses are intended to reward the achievement of annual corporate goals.

               The amount of any annual bonus is based on targets set for each job classification and formulae and certain subjective criteria established by the Committee at the beginning of each year and is determined by the Committee at the end of that year (or early the following year). Ordinarily, the Company's financial performance must meet certain threshold levels (determined annually by the Committee and the Board of Directors) before any bonus is awarded. Bonuses are based principally on job classification (in general, bonus targets are higher for individuals having greater management responsibility), the Company's financial performance for the year and on individual performance. The Committee administers the incentive bonus plan, recommends to the Board of Directors the aggregate amount of annual incentive compensation and approves individual awards. In evaluating an individual's performance, the Committee relies on the recommendation of the Chairman and other members of senior management. The Board of Directors approves the aggregate amount of the incentive compensation awards to all participants.

     STOCK-BASED
  COMPENSATION
               PURPOSE OF STOCK-BASED AWARDS: The primary purpose of stock-based awards is to focus key employees on the performance of the Company over time and to provide key employees with incentives for future performance to link the interests of recipients and stockholders. The Committee believes that stock-based awards are an appropriate incentive to employees to meet the Company's long term goal of maximizing shareholder value.

               In pursuit of these objectives, the Company has adopted stock ownership guidelines providing for ownership of common stock by executive officers at multiples of annual salary. The guidelines are set forth in the following table:

                               Title of Executive     Multiple of Annual Salary
                               ------------------     -------------------------
                             Chairman of the Board             5 times
                                   President                   3 times
                            Executive Vice President           2 times
                             Senior Vice President            1.5 times
                                 Vice President              0.75 times

               For purposes of the guidelines, shares of unrestricted stock and shares of restricted stock (regardless of vesting status) are valued at the current market price. Vested stock options are valued at 50% of the exercise price. An executive has three years from joining the Company to achieve the applicable ownership guideline. The guidelines are subject to periodic review by the Committee and the Board of Directors.

                                       22.

               RESTRICTED STOCK AWARDS: Restricted stock awards are grants of shares of Class B Common Stock which carry full stockholder privileges, including the right to vote and, subject to limitations (if any) established by the Committee, the right to receive dividends. No restricted stock awards were made by the Committee in 1998 except to Mr. Franke in accordance with the terms of his employment agreement.

               STOCK OPTIONS: Traditionally, the Committee awarded stock options to continuing eligible employees annually during the first quarter of the year. In 1998, the Committee adopted a policy of considering annual grants of stock options in December. As a result, there were two annual grants of stock options made in 1998. Under the new policy, the Committee will not consider annual grants again until December 1999.

               The Committee determines the number of options to be granted to an individual based upon a variety of factors, including:

                   -   level of responsibility and job classification level
                   -   job performance
                   -   longevity in position
                   -   retention value
                   -   the results of compensation surveys described above

               The Incentive Plan permits the Committee, in awarding a stock option to an employee, to specify the number of shares covered by options and the vesting schedule of such options. The Committee has generally imposed a three-year vesting schedule for all grants. The vesting schedules are designed to provide an incentive to create stockholder value over time, since the full benefit of the stock option cannot be realized unless stock appreciation occurs over a number of years. All stock options granted under the Incentive Plan are exercisable at or above fair market value on the date of grant.

               Under the Incentive Plan, each option will become fully exercisable in the event of the optionee's termination of employment by reason of death, disability or retirement and may become fully exercisable in the event of a "change in control." No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option.

               In 1998, options to purchase an aggregate of 1,867,000 shares of Class B Common Stock were granted under these awards. The Company granted 440,000 non-qualified stock options to key salaried employees in 1997 and 1,041,000 non-qualified stock options to key salaried employees in 1996.

   OTHER BENEFITS
               EMPLOYEE-BENEFIT PLANS: The Company has certain broad-based employee benefit plans in which all employees, including the executives, participate, such as life and health insurance plans and a 401(k) plan and certain flight benefits. Additionally, officers of the Company are provided director/officer liability insurance coverage. The incremental cost to the Company of the benefits provided under these plans is not material to the Company. Benefits under these plans are not directly or indirectly tied to Company or individual performance.

               SEVERANCE POLICY: Pursuant to the Company's current severance payment policy for executives, its executive officers (including the Named Executive Officers) are entitled to receive an amount equal to 200% of the executive officer's base salary and target incentive bonus if, within two years of a "change of control" (as defined in the Incentive Plan), the executive officer or senior director (i) is asked to resign, (ii) is terminated without cause or (iii) resigns as the result of constructive termination. These "change of control" provisions also apply to Mr. Franke. See "Employment Agreements."

                                       23.

  COMPENSATION
     TO THE CHIEF
 EXECUTIVE OFFICER
               Mr. Franke's Employment Agreement, dated March 3, 1998, provides for a minimum base salary of $200,000, based on the expectation that Mr. Franke would devote a substantial part, but not all, of his business time to the Company, and that his work for the Company would be focused on chairing the Board of Directors and on long-term strategic issues and not on the day-to-day management of the Company. Beginning in June 1998, the Board requested that Mr. Franke take on a series of additional duties including overseeing AWA's relations with its principal regulator and the negotiations of initial collective bargaining agreements with the unions representing AWA's maintenance technicians and flight attendants and, ultimately, direct oversight of AWA's operations. In recognition of these additional responsibilities, the Committee and the Board of Directors increased Mr. Franke's annual base salary to $500,000 effective January 1, 1999.

               In accordance with his employment agreement and pursuant to the Incentive Plan, Mr. Franke received options to purchase 350,000 shares of Class B Common Stock in February 1998 and options to purchase 150,000 shares of such stock in January 1999. Further, Mr. Franke was granted 113,000 shares of restricted stock in April 1998.

               In approving the stock-based compensation awards, the Committee considered a variety of factors, including:

                   - Mr. Franke's base compensation, level of responsibility and retention value
                   - Mr. Franke's performance, including the substantial turnaround of the Company's financial and operating results since the commencement of Mr. Franke's employment with the Company in September 1992 and the Company's record financial performance in 1997 and 1998
                   - Mr. Franke's ability to lead the Company in formulating and implementing its long-term business plan
                   -   Mr. Franke's ability to enhance the Company's stock value
                   - Mr. Franke's standing within the Company, in the communities served by the Company and with the Company's investors and suppliers
                   - A review of compensation for similarly situated individuals both in the airline and travel industries and in companies of comparable size

       ADDITIONAL
      INFORMATION
               The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                            Respectfully submitted,

                            COMPENSATION/HUMAN RESOURCES COMMITTEE
                            Richard C. Kraemer, Chairman, Frederick W. Bradley, Jr., Richard P. Schifter, Walter T. Klenz

                                       24.

                              EMPLOYMENT AGREEMENT

WILLIAM A.               BACKGROUND:    The Company entered into an employment agreement with
FRANKE                                  William A. Franke, dated as of March 3, 1998, which was
                                        amended as of January 15, 1999.

                        POSITIONS:
                           Chairman of the Board, President and Chief Executive Officer of Holdings Chairman of the Board, President and Chief Executive Officer of AWA Chairman of the Board of TLC.

                            TERM:
                           Through December 31, 2000. The termination date will be automatically extended one additional year, commencing on January 1, 2000 and on each January 1 thereafter, unless either party gives notice that the agreement will not be so extended.

                  COMPENSATION
                    AND BENEFITS:
                           - A minimum annual cash base salary in the amount of $200,000, effective from and after January 1, 1998, which amount may be increased by the Board at any time. Effective January 1, 1999, Mr. Franke's salary was increased by the Board to $500,000.
                           - A $2 million term life insurance policy for beneficiaries designated by Mr. Franke
                           - Registration rights for all equity securities acquired by Mr. Franke as compensation, including equity securities he obtains upon exercise of options
                           - A severance payment of $1.5 million payable if the agreement is terminated for certain reasons (see "Severance Payment" below)
                           - Other benefits that are ordinarily offered to senior executives

                         OPTIONS:
                           Pursuant to the employment agreement, Mr. Franke was granted 350,000 options on February 17, 1998, and 150,000 options on January 15, 1999, which options have an exercise price per share equal to the closing price on the respective day of the grant. Mr. Franke has also been granted certain options under earlier employment agreements.

                           Upon a Change in Control (as defined in the employment agreement), all stock options granted under the employment agreement will automatically vest and become immediately fully excisable.

                       RESTRICTED
                     STOCK GRANT:
                           Pursuant to the employment agreement, Mr. Franke was granted 113,000 shares of restricted stock in September 1998. Mr. Franke has also been granted shares of restricted stock under earlier arrangements.

                           Restricted stock granted to Mr. Franke pursuant to his employment agreement are subject to forfeiture in the event Mr. Franke leaves the employ of the Company. The forfeiture provision will lapse monthly in respect of a fraction of the shares over the term of the agreement, and will lapse in full upon the occurrence of a Change in Control.

                                       25.

                           LOANS:
                           The chart below sets forth information about loans made by the Company to Mr. Franke. All loans were made pursuant to the employment agreement and earlier employment agreements to enable Mr. Franke to pay income taxes on stock grants. Each loan is secured by a portion of the shares included in the related stock grant but is otherwise nonrecourse to Mr. Franke, is to be repaid in two installments on the dates shown below and accrues interest at a rate of 10% per annum if not repaid at maturity.

                           Under these various loans, the largest aggregate amount of indebtedness outstanding was $2,155,754 on November 30, 1998, and the amount of indebtedness outstanding as of February 28, 1999 was $2,137,434.

                                     DATE OF       AMOUNT
                                      LOAN         OF LOAN            DUE DATE        INTEREST RATE
                                     -------       -------            --------        -------------

                                     1995          $203,136      9/26/00 and 9/26/01      6.02%

                                     1996          $40,000       9/26/00 and 9/26/01      6.02%

                                     1996          $644,704      9/26/00 and 9/26/01      5.65%

                                     1997          $194,072      9/26/00 and 9/26/01      6.39%

                                     1998          $549,540         10/15/03 and          5.06%
                                                                      10/15/04

                      SEVERANCE
                        PAYMENT:
                           Mr. Franke is covered by the Company's current severance payment policy for executives. See "Compensation Committee Report -- Other Benefits." The amount of any severance payment made to Mr. Franke under his employment agreement will be automatically deducted from the amount of any payment due under the Company's severance payment policy for executives.

                                       26.

                              CERTAIN TRANSACTIONS

  CONTINENTAL
  AIRLINES, INC.
             AWA entered into agreements with Continental, a principal stockholder of the Company, in 1994. Such agreements related to code-sharing arrangements, ground handling operations and other services. AWA paid Continental approximately $27.8 million and received approximately $20.5 million from Continental for such services in 1998.

  AERFI GROUP
    PLC AND ITS
           U.S.
  SUBSIDIARIES
             John F. Tierney, a director of the Company and a member of the Audit Committee, retired as assistant chief executive and finance director of AerFi Group plc (formerly GPA Group plc), an Irish aircraft leasing concern ("AerFi") in September 1997. William A. Franke, the Company's Chairman, President and Chief Executive Officer, is a director and, indirectly, a minor shareholder of AerFi. An affiliate of TPG, a principal stockholder of the Company, purchased a large minority stake in AerFi in November 1998 and has three representatives serving on AerFi's five-member Board of Directors.

             Prior to Mr. Franke joining the Company or the Board of AerFi, AWA entered into various aircraft acquisition and leasing arrangements with AerFi on terms comparable to those obtained from third parties for similar transactions. AWA currently leases four aircraft from AerFi and the rental payments for such leases amounted to $19.2 million for the twelve months ended December 31, 1998. As of December 31, 1998, AWA was obligated to pay approximately $260 million under the AerFi leases which expire at various dates through the year 2013.

             In June 1997, America West Airlines 1997-1 Pass Through Trusts issued $93.9 million of Pass Through Trust Certificates in connection with the refinancing of four Airbus A320 aircraft. The combined effective interest rate on the financing is 7.41%. The proceeds of the transaction were used to refinance the indebtedness incurred by the owners of the aircraft leased to AWA. Under the arrangements, the financial benefits of the transactions are shared among AWA, the equity investors in leverage leases covering the aircraft and U.S. subsidiaries of AerFi ("AerFi Subs"), the original lessees under the restructured leases. Benefits to AWA include a reduction in rental expense approximating $250,000 per year through 2013.

             Also as a result of the refinancing, AerFi, the AerFi Subs and AWA entered into a Put Termination Agreement which terminated arrangements with AerFi pursuant to which AerFi could cause AWA to lease up to four additional aircraft prior to June 30, 1999. Pursuant to the Put Termination Agreement, AWA is obligated to make certain payments to the AerFi Subs. For the year 1998, the payments due to the AerFi Subs under the Put Termination Agreement were $584,000. As compared to the payments AWA was obligated to make under the prior subleases, the combined payments by AWA (i) under the Put Termination Agreement to the AerFi Subs and (ii) under the restated leases to the owners of the equipment, represent net savings to AWA of approximately $7.0 million over the remaining 15-year term of the leases. For the period from January 1, 1998, to December 31, 1998, payments from AWA to the AerFi Subs under the subleases totaled approximately $16 million.

 BERINGER WINE
  ESTATES, INC.
             Mr. Klenz, a director of the Company and a member of the Compensation Committee, has been President and Chief Executive Officer of Beringer Wine Estates, Inc. since November 1997 and was named Chairman of the Board of Beringer in August 1997. William A. Franke, the Company's Chairman, President and Chief Executive Officer, is a director of Beringer. During fiscal 1998, the Company purchased several hundred cases of wine from Beringer at an aggregate cost of $157,620 for use in the Company's in-flight beverage and meal services.

                                       27.

 AMERICA WEST
  COMMUNITY
   FOUNDATION
             In March 1995, the Board of Directors and stockholders of AWA approved the creation of the America West Community Foundation (the "Foundation") to enhance the Company's ability to fund charitable and civic activities. AWA granted 50,000 shares of its Class B Common Stock on February 28, 1996 and the Company granted an additional 50,000 shares of its Class B Common Stock on March 3, 1998. In addition, the Foundation has also received cash contributions from the Company in the amount of $250,000 in each of 1995, 1996, 1997 and 1998. Four members of the Board of Directors of the Company serve on the six-member Board of Directors of the Foundation, including the Company's chairman who is also the chairman of the Foundation. The two remaining members of the Board of Directors of the Foundation are executive officers of the Company who hold the positions of Senior Vice President -- Human Resources of AWA and Senior Vice President -- Public Affairs of Holdings and AWA. The president of the Foundation is the Senior Vice President -- Public Affairs of Holdings and AWA.

      LOANS TO
     EXECUTIVE
       OFFICERS
             The Company has made certain loans to Mr. Franke. If requested to do so, the Company will make additional loans to Mr. Franke. See "Employment Agreement."

    INDEMNITY
  AGREEMENTS
             The Company has entered into indemnity agreements with Mr. Franke as part of his employment agreement. The Company has also entered into an indemnity agreement with each of the Company's directors which provides, among other things, that the Company will indemnify such director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such director may be required to pay in actions or proceedings by reason of his or her position as a director of the Company or AWA. Additionally, TLC and Holdings have entered into an indemnity agreement with each of TLC's directors which provides, among other things, that TLC and Holdings will indemnify such director, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements such director may be required to pay by reason of his position as a director of TLC.

                                       28.

                                   APPENDIX A

       PRINCIPAL FEATURES OF THE AMERICA WEST 1994 INCENTIVE EQUITY PLAN

       GENERALThe Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses, restricted stock, unrestricted stock, director options, phantom shares and cash tax rights (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options and restricted stock under the Incentive Plan.

 ADMINISTRATION
              The Compensation Committee administers the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee must consist entirely of "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

  ELIGIBILITY FOR
  PARTICIPATION
              All officers and employees of the Company or any subsidiary of the Company and all non-employee directors of the Company will be eligible for participation in certain awards under the Incentive Plan. Currently, the Company has approximately 125 employees and non-employee directors eligible to participate in the Incentive Plan.

  AMENDMENTAND
   TERMINATIONThe Board of Directors may terminate or amend the Incentive Plan without stockholder approval, except to the extent that stockholder approval is required to satisfy the requirements of Rule 16b-3 of the Exchange Act, Section 422 of the Code or any securities exchange.

    TERM OF THE
 INCENTIVE PLAN
              Unless sooner terminated, the Incentive Plan will terminate on November 30, 2004, after which time no additional awards may be made.

 STOCK OPTIONSStock options granted under the Incentive Plan are subject to the terms and conditions determined by the Compensation Committee, except that: (i) no stock options may be granted after the termination of the Incentive Plan; (ii) the option exercise price cannot be less than the market value per share of Class B Common Stock at the date of grant; (iii) no employee may be granted stock options to purchase more than 350,000 shares of Class B Common Stock in any calendar year; and (iv) no stock option may be exercised more than 10 years after it is granted. Stock options may be granted as incentive stock options ("ISOs") under Section 422 of the Code, non-qualified stock options or a combination thereof.

              The Compensation Committee determines the form in which payment of the exercise price may be made, including cash, shares of Class B Common Stock or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price.

              Each non-employee director automatically receives on the day after each annual stockholders' meeting an option to purchase 3,000 shares of Class B Common Stock at an exercise price per share equal to the fair market value of the Class B Common Stock on the date of grant. Each new non-employee director will receive an initial option award to purchase 3,000 shares of Class B Common Stock on the date of election at an exercise price per share equal to the fair market value of the Class B Common Stock on the date of grant. Neither the Compensation Committee nor the Board of Directors has any discretion with respect to non-employee director stock options. Each such option shall become exercisable six months from the date of grant and have a term of 10 years subject to earlier termination depending upon continuity of service on the Board. For information on options granted in 1998 under the Incentive Plan, see "Executive Compensation -- Stock Option Grants and Exercises."

  STOCK GRANTSThe Compensation Committee may also authorize grants of restricted stock. Restricted stock may not be disposed of by the participant until the restrictions specified in the award expire. The participant will have, with respect to restricted stock, the right to vote the shares and, subject to limitations (if any) established by the Compensation Committee, receive any cash dividends. Except as otherwise determined by the Compensation Committee, upon termination of a participant's employment for any reason during the restriction period, all restricted stock will be forfeited by the participant. The maximum number of shares of restricted stock that may be granted to an employee in a calendar year is 150,000 shares. The Compensation Committee may deliver unrestricted awards of Class B Common Stock to eligible employees as additional compensation for the employee's services to the Company.

              Subject to certain limitations, each non-employee director automatically receives on each December 31 while in office (commencing December 31, 1997) that number of unrestricted shares of Class B Common Stock determined by dividing $13,000 by the closing market price per share on December 31 of the preceding year. Neither the Compensation Committee nor the Board of Directors has any discretion with respect to the non-employee director awards.

          STOCK
  APPRECIATION
          RIGHTS
              An SAR may be granted in tandem with stock options or separate and apart from a grant of option rights. The grant price of an SAR shall not be less than the fair market value per share of Class B Common Stock on the date of grant.

      PHANTOM
         SHARES
              The Compensation Committee may grant awards of phantom shares, payable in cash, shares of Class B Common Stock or a combination thereof, in consideration of the fulfillment of such conditions as the Compensation Committee may specify. The maximum number of phantom shares that may be granted to an employee in any calendar year is 150,000 phantom shares.

  PERFORMANCE
           UNITS
              Performance units are units equivalent to $100 (or such other value as the Compensation Committee determines) and may consist of payments in cash, shares of Class B Common Stock or a combination thereof, payable upon the achievement of certain performance goals. The Compensation Committee shall determine the performance goals to be achieved during any performance period and the length of any performance period. The maximum amount of compensation that may be subject to any performance unit grant made to any one employee in a calendar year is $1.5 million.

      CASH TAX
          RIGHTS
              The Compensation Committee may grant cash tax rights in tandem with any award payable in shares of Class B Common Stock. A cash tax right is a right to receive cash upon receipt of the shares of Class B Common Stock pursuant to the tandem award.

       RE-LOAD
        OPTIONS
              The Compensation Committee may include as part of an option grant a provision entitling a participant to a further option grant if the participant surrenders Class B Common Stock to exercise the option. The number of shares subject to such a re-load option shall equal the number of shares surrendered upon exercise.

          STOCK
  OPTION GAIN
       DEFERRAL
              A participant who is a member of a select group of management or highly compensated employees and is designated by the Compensation Committee will be eligible to elect to defer non-qualified stock option gain in connection with stock option exercises accomplished through the surrender of Class B Common Stock. Stock option gain so deferred is credited to a Company bookkeeping account, whose value fluctuates with the value of Class B Common Stock. Payment of the value of a deferral account will occur on a future date specified by the participant and will be made in the form of shares of Class B Common Stock. Payments are made in a lump sum or in installments over five (5), ten (10) or fifteen (15) years, as elected by the participant.

  PERFORMANCE
          GOALS
              The Compensation Committee may, but is not required to, subject any award to the attainment of certain performance goals. Such performance goals, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, department or function within the Company or a subsidiary in which the employee receiving the award is employed or in individual or other terms, and which will relate to a period of time determined by the Compensation Committee. The performance goals intended to qualify under Sections 162(m) of the Code shall be with respect to one or more of the following: (i) earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); (ii) earnings before interest and taxes ("EBIT");
              (iii) EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue; return on total capital; (iv) total stockholder return; (v) stock price performance; (vi) average revenue per available seat mile; (vii) average cost per available seat mile; and (viii) surveys of airline customer satisfaction. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of airlines, shall be determined by the Compensation Committee in its discretion at the time of grant of the award. A performance goal need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. With respect to an award that is subject to performance goals, the Compensation Committee must first certify that the performance goals have been achieved before the award may be paid.

   TRANSFERABILITY
               No award under the Incentive Plan that has not become payable or earned is transferable other than by will or the laws of descent and distribution. However, the Compensation Committee in authorized to adopt rules and guidelines whereby awards could be transferred to family members, trusts and certain other entities for estate planning purposes.

    ADJUSTMENTSThe Compensation Committee may provide for adjustment of awards under the Incentive Plan if it determines such adjustment is required to prevent dilution or enlargement of the rights of participants in the Incentive Plan that would otherwise result from a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or other similar corporate transaction.

         FEDERAL
     INCOME TAX
     INFORMATION
               The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on January 1, 1999. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Additional or different federal income tax consequences to the employee or the Company may result depending upon other considerations not described below.

                               TAX CONSEQUENCES TO PARTICIPANTS

               Non-qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option (an option not qualified under Section 422 of the Code) ("NQO") is granted, (ii) at the time of exercise of a NQO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a NQO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short term or long term capital gain (or loss) depending on how long the shares have been held.

               Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option ("ISO"), although the excess of the fair market value on the date of exercise over the option price is included in alternative minimum taxable income for alternative minimum tax purposes. If shares of Class B Common Stock are issued to an optionee pursuant to the exercise of an ISO and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then, upon the sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as long term capital gain and any loss sustained will be a long term capital loss.

               If shares of Class B Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short term or long term capital gain (or loss) depending on the holding period.

               Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of
               Section 83 of the Code. However, a recipient who so elects under
               Section 83(b) of the Code within 30 days of the date of transfer of shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

               Unrestricted Stock. The recipient of unrestricted stock generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Class B Common Stock on the date that such shares are transferred to the recipient, reduced by any amount paid by the recipient, and the capital gain or loss holding period for such shares will also commence on that date.

               Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash and the fair market value of any nonrestricted shares of Class B Common Stock received pursuant to the exercise.

               Performance Units. No income generally will be recognized upon the grant of performance units. Upon payment in respect of earned performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Class B Common Stock received less any amount paid for such award at the time of payment or transfer pursuant to the achievement of the performance goals.

               Cash Tax Rights. No income will be recognized upon the grant of a cash tax right. The recipient of a cash tax right will be subject to tax at ordinary income rates on the cash received pursuant to the award.

               Re-Load Options. Re-load options are either non-qualified stock options or incentive stock options, and the above-described tax consequences for those types of options apply.

               Stock Option Gain Deferral. A participant who defers non-qualified stock option gain pursuant to the Plan will be taxable with respect to such gain, as adjusted to reflect fluctuations in the fair market value of Class B Common Stock during the period of deferral, upon future distribution of shares of Class B Common Stock in settlement of the deferral account. Such distributions will be taxable as ordinary income. For purposes of FICA taxes, however, the participant will be subject to such taxes at the time of deferral of non-qualified stock option gain.

               Special Rules Applicable to Officers and Directors. Where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, the principal difference usually will be to postpone the taxation (and valuation) of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

                                TAX CONSEQUENCE TO THE COMPANY

               To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
               Section 280G of the Code and (ii) the $1 million limitation of
               Section 162(m) of the Code is not exceeded.

       INCENTIVE
    PLAN BENEFITS
               Other than the automatic annual option grants to non-employee directors described under "Appendix A -- Non-Employee Director Stock Options" (which are subject to the limitation of the number of shares of Common Stock available under the Incentive Plan), it is not possible to determine at this time the number of shares of Common Stock covered by awards under the Incentive Plan that may be granted in the future to any executive officer, director, employee, or group thereof.

 RECENT MARKET
        VALUE OF
 COMMON STOCK  On March 31, 1999, the last reported sale price of the Class B
               Common Stock on the New York Stock Exchange was $19.0625 per share.

                       AMERICA WEST HOLDINGS CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1999

     The undersigned hereby appoints William A. Franke and Stephen L. Johnson and each of them as proxies, with full power of substitution, to vote all shares of Class A Common Stock and Class B Common Stock of America West Holdings Corporation that the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders to be held on May 20, 1999, or at any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATED DIRECTORS AND FOR THE AMENDMENT TO THE INCENTIVE PLAN. YOUR PROXY WILL BE VOTED ACCORDINGLY IF YOU DO NOT STATE OTHERWISE. ANY ADDITIONAL BUSINESS TO PROPERLY COME BEFORE THE MEETING WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees to hold office until the 2001 Annual Meeting:      Gilbert D. Mook

Nominees to hold office until the 2002 Annual Meeting:      John F. Tierney
                                                            Robert J. Miller
                                                            W. Douglas Parker
                                                            Jeffrey A. Shaw

          / / FOR all nominees listed above            / / WITHHOLD All

          / / FOR All: Except those whose name(s) appear below:

          --------------------------------------------------------------
                   PROPOSAL 2: AMENDMENT TO INCENTIVE PLAN

To approve the amendment to the America West 1994 Incentive Equity Plan.

       / / FOR                  / / AGAINST                 / / ABSTAIN

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE MEETING.

Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. / /

                    Dated:                   , 1999
                         ---------------------

                    SIGNATURE(s):
                                 ---------------------------------------------
                                 ---------------------------------------------

                         Please sign exactly as your name appears on this card. Joint owners should each sign. Executors, administrators, trustees, etc., should add their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNTIED STATES. FAILURE TO SIGN AND DATE THIS PROXY MAY RESULT IN IT BEING DECLARED INVALID.

                     AMERICA WEST 1994 INCENTIVE EQUITY PLAN

                 AMENDED AND RESTATED EFFECTIVE JANUARY 15, 1999

            (INCORPORATES FIRST, SECOND, THIRD AND FOURTH AMENDMENTS)

     America West Airlines, Inc., a Delaware corporation ("AWA"), established the America West Airlines, Inc. 1994 Incentive Equity Plan (this "Plan"), effective as of December 1, 1994. Pursuant to that certain Agreement and Plan of Merger, dated as of December 19, 1996, among AWA, America West Holdings Corporation, a Delaware corporation and a wholly-owned subsidiary of AWA ("Holdings"), and AWA Merger, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Merger Sub"), Merger Sub has merged with and into AWA (the "Merger"), as a result of which AWA has become a wholly-owned subsidiary of Holdings (the "Reorganization"). In connection with the Reorganization, (a) AWA has assigned this Plan to Holdings and Holdings has assumed the obligations of AWA under this Plan (such assignment and assumption becoming effective immediately prior to the effectiveness of the Merger) and (b) this Plan is amended and restated in its entirety as hereinafter provided (such amendment and restatement becoming effective immediately prior to the effective of the Merger), to provide, among other things, that (i) effective immediately prior to the effectiveness of the Merger, Holdings shall replace AWA as the "Company" under this Plan, and (ii) effective as of the effectiveness of the Merger, all Awards outstanding immediately prior to the effectiveness of the Merger shall automatically became Awards with respect to the Class B common stock, par value $0.01 per share, of Holdings, without any other change in the terms of such Awards (as defined in Paragraph 2).

     1. PURPOSE. The purpose of the Plan is to promote the interests of the Company by encouraging employees of the Company and its Subsidiaries (as defined in Paragraph 2) and the Nonemployee Directors (as defined in Paragraph 2) of the Company to acquire or increase their equity interests in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

     2. DEFINITIONS. As used in this Plan:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph
5.

          (b) "Award" means an Appreciation Right, an Option Right, a Director Option, Phantom Shares, a Performance Unit, Bonus Stock, Restricted Stock, or a Cash Tax Right (each as defined in this paragraph).

          (c) "Board" means the board of directors of the Company.

          (d) "Bonus Stock" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.


                                       1.

          (e) "Cash Tax Right" means a right granted pursuant to Paragraph 10.

          (f) "Change in Control" shall occur if:

               (i) the individuals who, upon consummation of the Reorganization, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Reorganization whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

               (ii) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) acquires (directly or indirectly) the beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding voting securities of AWA or Holdings entitled to vote generally in the election of directors ("Voting Power"); or

               (iii) any share of Common Stock or any other voting securities of the Company shall be purchased pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); or

               (iv) the Company's stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation immediately after such merger or consolidation that are owned by the same person or entity or persons or entities as immediately prior thereto and possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power; or

               (v) the stockholders of the Company shall approve a merger, consolidation, reorganization, disposition of assets, liquidation or other transaction (or series of related transactions) in which neither the Company nor AWA will survive as a publicly-owned corporation whose common stock is registered under the Exchange Act; or

               (vi) Holdings or AWA shall sell or otherwise dispose of, or shall enter into a transaction or series of related transactions providing for the sale or other disposition of, or the stockholders of Holdings or AWA shall approve a transaction or series of related transactions providing for the sale or other disposition of, all or substantially all of the stock or assets of AWA.

          (g) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.


                                       2.

          (h) "Committee" means the Compensation/Human Resources Committee of the Board.

          (i) "Common Stock" means the Class B Common Stock, $0.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 13.

          (j) "Company" means (i) immediately prior to the effectiveness of the Merger, Holdings, and (ii) at all times prior to such time, AWA.

          (k) "Date of Grant" means (i) with respect to an Award other than a Director Option or an automatic grant of Common Stock pursuant to Paragraph 11(d), the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto), (ii) with respect to a Director Option, the automatic grant date as provided in Paragraph 11(a) or 11(b) and (iii) with respect to a grant of Common Stock to a Nonemployee Director pursuant to Paragraph 11(d), the automatic grant date as provided in Paragraph 11(d).

          (l) "Deferral Account" means the account established and maintained by the Company for deferral of Stock Option Gain by a Deferral Participant. Deferral Accounts will be maintained solely as bookkeeping entries to evidence unfunded obligations of the Company.

          (m) "Deferral Participant" means any Participant who is a member of a select group of management or highly compensated employees of the Company or any Subsidiary, who is designated by the Committee as a Deferral Participant and who makes a Stock Option Gain deferral election pursuant to Paragraph 15.

          (n) "Director Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 11.

          (o) "Dividend Equivalent" means, with respect to a Phantom Share, an amount equal to the amount of any dividends that are declared and become payable after the Date of Grant for such Award and on or before the date such Award is paid or forfeited, as the case may be.

          (p) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

          (q) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Management Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) earnings before interest, taxes, depreciation and amortization expenses ("EBITDA"); (ii) earnings before interest and taxes ("EBIT"); (iii) EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured


                                       3.

either against the annual budget or as a ratio to revenue or return on total capital; (iv) total stockholder return; (v) stock price performance; (vi) revenue per available seat mile; (vii) costs per available seat mile; and (viii) customer satisfaction rating using the PLOG survey. Which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of airlines, shall be determined by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend an Award to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or (3) any partial or complete corporate liquidation. With respect to an Award that is subject to Management Objectives, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid.

          (r) "Market Value per Share" means, at any date, the closing sale price per share of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (s) "Nonemployee Director" means a director of the Company who is not also an employee of the Company or a Subsidiary.

          (t) "Option Price" means the purchase price per share payable on exercise of an Option Right or Director Option.

          (u) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (v) "Participant" means an employee of the Company or any of its Subsidiaries who is selected by the Committee to receive an Award under any of Paragraphs 4 through 10 and 14, and shall also include a Nonemployee Director who has received an automatic grant of Director Options pursuant to Paragraph 11(a) or 11(b) or an automatic grant of Common Stock pursuant to Paragraph 11(d).

          (w) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 8.

          (x) "Phantom Shares" means notional shares of Common Stock awarded pursuant to Paragraph 7.

          (y) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.


                                       4.

          (z) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          (aa) "Spread" means the amount determined by multiplying (a) the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price provided for in the related Option Right, or if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right by (b) the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (bb) "Stock Option Gain" means, pursuant to the exercise of an Option Right not intended to qualify as an incentive stock option under Section 422 of the Code, the shares of Common Stock representing the difference between the aggregate Market Value per Share of shares of Common Stock subject to the Option Right on the date of exercise less the aggregate Option Price, if, and only if, the aggregate Option Price is paid with shares of Common Stock already owned by the Deferral Participant, as described in Paragraph 4(c)(ii) and in Revenue Ruling 80-244, 1980-2 C.B. 234.

          (cc) "Subsidiary" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. SHARES AVAILABLE UNDER PLAN. Subject to adjustments as provided in Paragraph 13, (i) 9,000,000 is the maximum number of shares of Common Stock which may be issued or transferred and covered by all outstanding Awards under this Plan, of which number no more than 1,500,000 shares will be issued or transferred as Restricted Stock or Bonus Stock and (ii) 350,000 is the maximum number of shares of Common Stock which may be issued pursuant to or covered by Option Rights and Appreciation Rights granted under this Plan to any one Participant during any calendar year. Such shares may be shares of original issue or any combination of the foregoing. Upon the exercise of an Option Right pursuant to which Stock Option Gain is deferred under Paragraph 15, the number of shares representing Stock Option Gain will be deemed to have been issued under this Plan for purposes of this Paragraph 3; and transfer of shares in respect of the settlement of a Deferral Account pursuant to Paragraph 15 shall not be deemed to be the transfer of additional shares under this Paragraph 3. Upon exercise of any Appreciation Rights or the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or equal to the Phantom Shares, as applicable, regardless of whether such Appreciation Rights or Phantom shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights, Appreciation Rights, or Phantom Shares awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan, unless, with respect to Restricted Stock, the Participant has received benefits of ownership with respect to such shares, such as dividends, but not including voting rights.

     4. OPTION RIGHTS. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:


                                       5.

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

          (b) Each grant will specify its Option Price, which may not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (iii) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates, or (iv) by a combination of such methods of payment.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code,
(ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

          (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

     5. APPRECIATION RIGHTS. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company, upon exercise, an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An


                                       6.

Appreciation Right granted in tandem with an Option Right may be exercise only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or a percentage of the Spread, or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and/or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive, and with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

     6. RESTRICTED STOCK. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:


                                       7.

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

          (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired or the shares have been forfeited.

          (h) The maximum number of shares of Restricted Stock that may be granted or sold to any one Participant in any calendar year is 150,000 shares.


                                       8.

     7. PHANTOM SHARES. The Committee may also from time to time authorize grants to any Participant of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Phantom Shares to which it pertains and the payment or crediting of any Dividend Equivalents with respect to such Phantom Shares.

          (b) Each grant will specify the Management Objectives, if any, that are to be achieved in order for the Phantom Shares to be earned. Each grant that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objections below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash, (ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

          (e) The maximum number of Phantom Shares that may be granted to any one Participant in any calendar year is 150,000 shares.

     8. PERFORMANCE UNITS. The Committee may also from time to time authorize grants to any Participant of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved in order for the Performance Units to be earned. Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objective.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.


                                       9.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise.

          (e) The maximum amount of compensation that may be subject to any Performance Unit grant made to any one Participant in any calendar year is $1.5 million.

     9. BONUS STOCK. The Committee may also from time to time authorize grants to any Participant of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Subsidiaries.

     10. CASH TAX RIGHTS.

          (a) The Committee may also from time to time authorize grants to any Participant of Cash Tax Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Cash Tax Rights may be granted in tandem with any Award that is payable in shares of Common Stock. A Cash Tax Right will be the right of the Participant granted such Award to receive from the Company, upon receipt of shares of Common Stock pursuant to the tandem Award, an amount of cash, which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Market Value per Share (not exceeding 100%) of each share of Common Stock received upon payment of the tandem Award.

          (b) Each grant of a Cash Tax Right will (i) state the Award it is made in tandem with and will specify the percentage of the Market Value per Share that shall be payable in cash and (ii) be evidenced by an agreement extended on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise.

     11. DIRECTOR OPTIONS, ETC.

          (a) Each Nonemployee Director who serves in such capacity on December 31, 1994 shall automatically receive, on such date, a Director Option for 3,000 shares of Common Stock. Each Nonemployee Director who is elected or appointed to the Board for the first time after the effective date of this Plan shall automatically receive, on the date of his or her election or appointment, a Director Option for 3,000 shares of Common Stock.

          (b) On the date following the regular meeting of the stockholders of the Company in each year that this Plan is in effect (commencing with the 1995 annual meeting of stockholders), each Nonemployee Director who is in office on that day and who was not elected for the first time at such annual meeting shall automatically receive a Director Option of 3,000 shares of Common Stock.


                                      10.

          (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

               (i) Each Director Option shall become exercisable (vested) on the first day that is more than six months following its Date of Grant; provided that in no event shall any Director Option be excisable prior the approval of this Plan by the Company's stockholders.

               (ii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.

               (iii) Each Director Option that is vested may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (A) in cash by check acceptable to the Company, (B) by the transfer to the Company of shares of Common Stock already owned by the optionee having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price, (C) from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates or (D) by a combination of such methods of payment.

               (iv) Each Director Option shall expire ten years from the Date of Grant thereof, but shall be subject to early termination as follows: Director Options, to the extent exercisable as of the date a Nonemployee Director ceases to be a director of the Company, must be exercised within three months of such date; provided that if such termination from the Board results from the Nonemployee Director's death, disability or retirement, then case the Director Options must be exercised within three years from the date of such termination; provided further that if within such three month period the Nonemployee Director is appointed to serve on the Advisory Committee established by the Board of Directors of May 20, 1998, then the Director Options must be exercised within three months following the date on which he or she ceases to serve on such Advisory Committee; but provided further, however, that in no event shall the normal ten year expiration date of such Director Options be extended.

               (v) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for at such time in Paragraphs 11(a) and 11(b) and all automatic grants of Common Stock provided for at such time in Paragraph 11(d), then Paragraph 11(d) shall take precedence over Paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Director Options provided for in Paragraphs 11(a) and 11(b) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Director Options at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.


                                      11.

          (d) On December 31 in each year that this Plan is in effect (commencing on December 31, 1997), each Nonemployee Director who is in office on that day shall automatically receive, without additional consideration, a grant for that number of shares of Common Stock (rounded to the nearest whole number) determined by dividing 13,000 by the Market Value per Share on the December 31 immediately preceding the Date of Grant; provided, however, that the annual grant to any Nonemployee Director who has not been in office at all times during the 12-month period immediately prior to the Date of Grant shall be prorated based on the number of whole months that such Nonemployee Director has been in office during such 12-month period. Each such grant of Common Stock shall be subject to the following terms and conditions:

               (i) Each grant will constitute an immediate and nonforfeitable transfer of the ownership of shares covered thereby to the Nonemployee Director in consideration for services rendered by such Nonemployee Director, entitling such Nonemployee Director to voting and other ownership rights.

               (ii) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for at such time in this Paragraph 11(d) and all automatic grants of Director Options provided for at such time in Paragraphs 11(a) and 11(b), then this Paragraph 11(d) shall take precedence over Paragraphs 11(a) and 11(b) so that all automatic grants of Common Stock then required to be made under this Paragraph 11(d) shall be made in full before any automatic grants of Director Options are made at such time under Paragraphs 11(a) and 11(b). In the event that the number of shares of Common Stock available for grants under this Plan is insufficient at any time to make all automatic grants of Common Stock provided for in this Paragraph 11(d) at such time, then all Nonemployee Directors who are entitled to an automatic grant of Common Stock under this Paragraph 11(d) at such time shall share ratably in the number of shares then available for grant under this Plan and shall have no right to receive a grant with respect to the deficiencies in the number of available shares.

     12. TRANSFERABILITY.

          (a) Except as provided in subparagraph (b) below, no Award that has not become payable or earned will be transferable by a Participant other than by will or the laws of descent and distribution and Director Options, Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

          (b) The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an incentive stock option) may be transferred (in whole or in part) by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant, (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners or (iv) section 501(c)(3) organizations. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company


                                      12.

have been made to satisfy any tax withholding obligations the Company may have with respect to the Award. Effective January 1, 1999, transfers pursuant to this paragraph are permitted for all senior vice presidents, presidents, the Chairman of the Board and all non-employee members of the Board.

     13. ADJUSTMENTS. The Board shall make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Director Options, Option Rights, Appreciation Rights and Phantom Shares granted hereunder, in the Option Price or Grant Price applicable to any such Director Options, Option Rights and Appreciation Rights, in the value of Deferral Accounts and the deemed investment thereof, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of writs or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

     14. RE-LOAD OPTIONS.

          (a) Without in any way limiting the authority of the Committee to make or not to make grants of options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any option grant a provision entitling the Participant to a further option (a "Re-Load Option") if the Participant exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the option grant, provided that the Participant has held such surrendered shares of Common Stock for at least six (6) months. Only 50% of an option grant or 100,000 shares, whichever is less, may be exercised in any year subject to Re-Load Option pursuant to the provisions of this Paragraph 14. Any Re-Load Option shall (i) provide for a number of shares equal to the number of shares surrendered as part or all of the exercise price of an Option Right; (ii) have an exercise price equal to the aggregate Market Value per Share on the date of exercise of the Option Right, the exercise of which gave rise to such Re-Load Option (the "Original Option Right"); (iii) have an expiration date which is ten
(10) years from the Date of Grant of the Original Option Right; (iv) have a vesting schedule equal to one third (1/3) of the Re-Load Option grant for each year following the date of such grant, assuming continued active employment during such period, provided that the Re-Load Option shall be one hundred percent (100%) vested upon the Participant's retirement or disability, assuming continued active employment through the date of such retirement or disability, and such retired or disabled Participant shall have three (3) years from the date of termination of employment (but not beyond the Re-Load Option's expiration date) to exercise such Re-Load Option; (v) be exercisable upon three
(3) months' written notice to the Committee made prior to exercise; and (vii) be exercisable not more than once per year with the approval of the Committee. Re-Load Options shall be subject to the same terms and conditions of the Original Option Right unless otherwise stated in this Paragraph 14(a).

          (b) Any Re-Load option may be an option intended to qualify as an incentive stock option under Section 422 of the Code or an option not intended to so qualify, as the


                                      13.

Committee may designate at the time of the grant of the Original Option Right; provided, however, that the designation of any Re-Load Option as an incentive stock option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of incentive stock options described in
Section 422(d) of the Code. There shall be no Re-Load Options on Re-Load Options. Any Re-Load Option shall be subject to the availability of sufficient shares under Paragraph 3 and the limitations on individual Participants' option grants under Paragraph 3 and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of options.

     15. STOCK OPTION GAIN DEFERRAL.

          (a) Participation. Only Deferral Participants are eligible to make an election pursuant to this Paragraph 15.

          (b) Deferrals. A Deferral Participant may elect to defer Stock Option Gain pursuant to one or more Option Rights. All of the gain inherent in an Option Right must be deferred, although the Option Right may be exercised in parts.

               (i) Elections. Once an election form, properly completed, is received by the Committee, the election of the Deferral Participant shall be irrevocable; provided, however, that the Committee may, in its discretion, permit a Deferral Participant to elect a further deferral of amounts credited to his or her Deferral Account by filing a later election form; provided further, however, that, unless otherwise approved by the Committee, any election to defer further amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable in the absence of such later election and shall be void in the event of a Deferral Participant's earlier termination of employment.

               (ii) Date of Election. An election to defer Stock Option Gain shall be made at least six (6) months prior to the exercise of an Option Right. Accordingly, once a Deferral Participant has made such an election, the Deferral Participant may not exercise the Option Right covered by the election for at least six (6) months thereafter.

          (c) Deferral Accounts.

               (i) Establishment; Crediting of Amounts Deferred. A Deferral Account shall be established for each Deferral Participant, as directed by the Committee. The amount of Stock Option Gain deferred with respect each Deferral Account will be credited to such Deferral Account as of the date on which such amount would have been paid to the Deferral Participant but for the Deferral Participant's election to defer receipt hereunder. Amounts credited to a Deferral Account shall be deemed invested in Common Stock, and the Deferral Account accordingly shall fluctuate in value in accordance with the Market Value per Share of Common Stock.

               (ii) Adjustments. Amounts credited to a Deferral Account shall be adjusted pursuant to the terms of Paragraph 13.


                                      14.

          (d) Settlement of Deferral Accounts.

               (i) Form of Payment. The Company shall settle a Deferral Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under this Paragraph 15 with respect to such Deferral Account, by transferring to the Deferral Participant (or the Deferral Participant's beneficiary or estate in the case of death) shares of Common Stock equal in number (both whole and fractional) to the deemed Common Stock investment of the Deferral Account.

               (ii) Timing of Transfers. Transfers in settlement of a Deferral Account shall be made as soon as practicable after the date specified by the Deferral Participant in his or her election relating to such Deferral Account, or earlier in the event of termination of employment, in the following circumstances:

                    (1) A single lump sum transfer or installment transfers in settlement of any Deferral Account shall be made or commence, as the case may be, as promptly as practicable following the Deferral Participant's attainment of age 55, 60, or 65, in accordance with the Deferral Participant's election made pursuant to Paragraph 15(b); provided, however, that a single lump sum transfer shall be made in the event of the Deferral Participant's termination of active employment, regardless of cause, prior to the transfer date specified in such election. Installment transfers shall be made in substantially equal amounts (i.e., substantially equal in terms of the number of shares of Common Stock transferred) over five (5), ten (10) or fifteen (15) years pursuant to the Deferral Participant's election made pursuant to Paragraph 15(b).

                    (2) In the event of a Change in Control, a single transfer in settlement of a Deferral Participant's entire Deferral Account shall be made within fifteen (15) business days following the effective date such Change in Control.

                    (3) In the event of a Deferral Participant's death prior to receiving all transfers to which he or she is entitled, the beneficiary of the Deferral Participant, as last designated in writing on a form provided by the Committee, or the Deferral Participant's estate (in the absence of such a designation) shall receive the remaining transfers in accordance with the single lump sum or installment method of transfer specified in the Deferral Participant's election made pursuant to Paragraph 15(b); provided, however, that such transfer shall be made or commence, as the case may be, within sixty (60) business days following the date of the Deferral Participant's death and that a single lump sum transfer shall be made in all cases in which transfers to the Deferral Participant have not commenced prior to death.

               (iii) Financial Hardship Transfers. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Committee determines that the Deferral Participant has a financial hardship of such a substantial nature and beyond the individual's control that settlement of amounts previously deferred under the Plan is warranted, the Committee may direct the settlement of all or a portion of the balance of a Deferral Account and the time and manner of such transfer. Financial hardship shall mean a severe financial hardship to the Deferral Participant resulting from a sudden and unexpected illness or accident of the Deferral Participant or his or her dependent, loss of the Deferral Participant's property due to


                                      15.

casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Deferral Participant.

          (e) Statements. The Committee will furnish statements to each Deferral Participant reflecting the amount credited to a Deferral Participant's Account and transactions therein not less frequently than once each calendar year.

          (f) Claims Procedure.

               (i) Any application or request for the settlement of a Deferral Account, inquiries about this Paragraph 15 or inquiries about present or future rights under this Paragraph 15 (a "Claim") must be submitted to the Committee at:

                     Compensation/Human Resources Committee
                     America West Airlines, Inc.
                     4000 E. Sky Harbor Boulevard
                     Phoenix, Arizona 85034-3899

or such other address as the Committee may from time to time specify.

               (ii) If a Claim is denied in whole or in part, the Committee must notify the applicant, in writing, of the denial of the application and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the individual and will include specific reasons for the denial, specific references to the provisions of Plan upon which the denial is based, a description of any information or material that the Committee needs to complete the review and an explanation of the claims procedure of Paragraph 15(f).

               (iii) This written notice will be given to the individual within 90 days after the Committee receives the application, unless special circumstances require an extension of time, in which case, the Committee shall have up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

                    (1) This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Committee is to render its decision on the application. If written notice of denial of the Claim is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the review procedure described below.

               (iv) Any person (or that person's authorized representative) for whom a Claim is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Committee within 60 days after the application is denied (or deemed denied). The Committee will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to the Committee at:


                                      16.

                     Compensation/Human Resources Committee
                     America West Airlines, Inc.
                     4000 E. Sky Harbor Boulevard
                     Phoenix, Arizona 85034-3899

or such other address as the Committee may from time to time specify.

               (v) A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Committee may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

               (vi) The Committee will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Committee will give prompt, written notice of its decision to the applicant. If the Committee defers denial of a Claim in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific provisions of this plan upon which the decision is based. If written notice of the Committee's decision is not given to the applicant within the time prescribed in this subparagraph (vi), the application will be deemed denied on review.

               (vii) The Committee will establish rules and procedures, consistent with the Plan, this Paragraph 15 and Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as necessary and appropriate in carrying out its responsibilities in reviewing Claims. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of a Claim to do so at the applicant's own expense.

               (viii) No legal action in respect of a Claim under this Paragraph 15 may be brought until the claimant (i) has submitted a written Claim in accordance with Paragraph 15(f)(i) above, (ii) has been notified by the Committee that the application is denied (or the application is deemed denied due to the Committee's failure to act on it within the established time period),
(iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Paragraph 15(f)(iii) above, and (iv) has been notified in writing that the Committee has denied the appeal (or the appeal is deemed to be denied due to the Committee's failure to take any action on the claim within the time prescribed by Paragraph 15(f)(iv) above).

          (g) General Provisions.

               (i) Limits on Transfers. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in a Deferral Account shall be transferable or assignable by a Deferral Participant or his or her Beneficiary, be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, or be subject to the debts, contracts, liabilities or engagements, or torts of any Deferral


                                      17.

Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in a Deferral Account shall be void.

               (ii) Receipt and Release. A transfer to any Deferral Participant or Beneficiary in accordance with the provisions of this Paragraph 15 shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred pursuant to the Deferral Account to which the transfer relates against the Company or any Subsidiary, and the Committee may require such Deferral Participant or Beneficiary, as a condition to such transfer, to execute a receipt and release to such effect.

               (iii) Unfunded Status; Creation of Trusts. This Paragraph 15 is intended to constitute an "unfunded" plan for deferred compensation, and Deferral Participants shall rely solely on the unsecured promise of the Company for transfers hereunder with respect to any transfer not yet made to a Deferral Participant. Nothing contained in this Paragraph 15 shall give a Deferral Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of a trust or make other arrangements to meet the Company's obligations under this Paragraph 15, which trust or other arrangements shall be consistent with the "unfunded" status of such deferred compensation plan unless the Committee otherwise determines with the consent of each affected Deferral Participant.

               (iv) Compliance. A Deferral Participant shall have no right to receive any payment or transfer with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to this Paragraph 15 and the making of such payment or transfer shall have been complied with in full. In addition, the Company shall impose such restrictions on Common Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Common Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

               (v) Other Participant Rights. No Deferral Participant shall have any of the rights or privileges of a stockholder of the Company under this Paragraph 15, including as a result of the deemed investment of a Deferral Account in Common Stock or the creation of any trust and deposit of Common Stock therein, except at such time as Common Stock may be actually delivered in settlement of a Deferral Account. Subject to the limitations set forth in Paragraph 15(g)(i) above, the terms and conditions of this Paragraph 15 shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

               (vi) Limitation. A Deferral Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account, and neither the Company, any Subsidiary nor the Committee shall be liable or responsible therefor.


                                      18.

               (vii) Effect on Cash Tax Rights. If an election under this Paragraph 15 is made to defer the receipt of Stock Option Gain upon the exercise of an Option Right pursuant to which a Cash Tax Right was awarded at the time of grant according to the terms of Paragraph 10 above, such Cash Tax Right shall be terminated upon the election to defer Stock Option Gain.

     16. FRACTIONAL SHARES. Except as otherwise provided in Paragraph 15(d)(i) above, the Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or the settlement of fractions in cash.

     17. WITHHOLDING OF TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant or payment made to a Participant or any other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment. With respect to any Participant who is subject to Rule 16b-3 at the time withholding is required with respect to an Award payable in Common Stock, to the extent such withholding is not satisfied by a tandem Cash Tax Right, if any, the Participant may direct the Company to withhold a number of shares of Common Stock having an aggregate Market Value per Share equal to the amount of taxes required to be withheld by the Company.

     18. PARACHUTE TAX GROSS-UP. If option acceleration or any payment, distribution or other benefit by or from the Company to or for the benefit of a Participant (whether actually or deemed paid or payable, distributed or distributable or received or receivable pursuant to the terms of the Plan or otherwise, but determined without regard to any additional payment required under this gross-up provision) (collectively, the "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including, without limitation, any income and employment taxes and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. All calculations required by this excise tax gross-up provision shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Participant. All fees and expenses of the Auditors shall be paid by the Company.

     19. ADMINISTRATION OF THE PLAN.

          (a) This Plan will be administered by the Committee, which at all times will consist of not less than three directors appointed by the Board, each of whom will be a "non-employee director" within the


                                      19.

meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     20. AMENDMENTS, ETC.

          (a) This Plan may be amended from time to time by the Board.

          (b) The Committee may, in its sole discretion, take any action it deems to be equitable under the circumstances or in the best interests of the Company with respect to any Award, unless such Award is intended to qualify as "performance based" compensation under Section 162(m) of the Code and such action would cause the Award to fail to so qualify.

          (c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     21. TERM. This Plan became effective as of December 1, 1994. Unless sooner terminated, this Plan shall terminate on November 30, 2004, and no further Awards shall be made, but all outstanding Awards and Deferral Accounts on such date shall remain effective in accordance with their terms and the terms of this Plan.

     This AMERICA WEST 1994 INCENTIVE EQUITY PLAN, amended and restated effective January 15, 1999, is hereby executed by a duly authorized officer of America West Holdings Corporation.

                                 AMERICA WEST HOLDINGS CORPORATION



                                 By:  /s/ William A. Franke
                                     __________________________________________
                                          William A. Franke
                                 Its:     Chief Executive Officer




                                      20.